Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions marked [***].

Exhibit 2.2

ASSET PURCHASE AGREEMENT
by and among
Kimball Electronics Indiana, Inc.,
as Buyer,
GES Holdings, Inc.;
Global Equipment Services and Manufacturing Inc.;
GES Infotek Pvt. Ltd.;
GES Japan KK;
Global Equipment Services and Manufacturing (Suzhou) Co., Ltd.; and
Suzhou Global Equipment Services and Trading Co., Ltd.,

as Sellers

and
GES Holdings, Inc.,
as the Sellers’ Representative
Dated as of May 11, 2018

Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions marked [***].

-i-

Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions marked [***].

-ii-

Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions marked [***].

-iii-

Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions marked [***].

-iv-

Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions marked [***].

* The following schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Registrant will supplementally furnish any of the omitted schedules to the Securities and Exchange Commission upon request.
Schedules
Schedule 1.1(a) Permitted Encumbrances
Schedule 2.1(b) Tangible Personal Property
Schedule 2.2(i) Excluded Assets
Schedule 2.4(a)(vi) Assumed Liabilities
Schedule 2.4(b)(xix) Retained Liabilities from Prior Acquisitions or Dispositions
Schedule 2.7(a)(viii) Non-Competition and Non-Solicitation Agreements
Schedule 2.7(a)(xi) Consents and Governmental Authorizations
Schedule 2.8 Target Working Capital
Schedule 3.1(a) Jurisdictions
Schedule 3.1(b) Subsidiaries
Schedule 3.2(c) Notices
Schedule 3.6 Sufficiency of Assets
Schedule 3.7 Owned Real Property
Schedule 3.8 Leased Real Property
Schedule 3.10(b) Tangible Personal Property Not in the Sellers’ Possession
Schedule 3.11 Accounts Receivable
Schedule 3.16(a) Company Benefit Plans
Schedule 3.16(b) ERISA Plan Compliance
Schedule 3.16(c) COBRA Compliance
Schedule 3.17(a) Governmental Authorizations
Schedule 3.17(b) Compliance with Governmental Authorizations
Schedule 3.18 Legal Proceedings
Schedule 3.19 Absence of Certain Changes and Events
Schedule 3.20(a) Contracts
Schedule 3.20(b) Related Person Contracts
Schedule 3.21 Insurance Policies
Schedule 3.22 Environmental Matters
Schedule 3.23(a) Employees
Schedule 3.23(b) Employment Agreements
Schedule 3.23(c) Certain Contracts with Employees
Schedule 3.25(a) Intellectual Property Rights
Schedule 3.25(d) Software
Schedule 3.28 Customers and Suppliers
Schedule 3.29 Relationships with Related Parties
Schedule 3.30 Brokers and Finders
Schedule 6.2(e) Certain Matters
Schedule 7.1(a) Employees Not to be Hired
Schedule 7.1(d) Employment Loss
Exhibit 1.1(a) Local Country Purchase Agreement (India)
Exhibit 1.1(b) Local Country Purchase Agreement (China)
Exhibit 1.1(c) Local Country Purchase Agreement (Vietnam)
Exhibit 1.1(d) Local Country Purchase Agreement (Japan)
Exhibit 1.1(e) Parent Guaranty
Exhibit 2.7(a)(i) Bill of Sale and Assignment and Assumption Agreement
Exhibit 2.7(a)(vii) Escrow Agreement
Exhibit 2.7(a)(viii) Non-Competition and Non-Solicitation Agreements

-v-

Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions marked [***].

ASSET PURCHASE AGREEMENT
This Asset Purchase Agreement (“Agreement”), dated as of May 11, 2018, is made by and among Kimball Electronics Indiana, Inc., an Indiana corporation (“Buyer”), on the one hand, and GES Holdings, Inc., a California corporation (“GES Holdings”); Global Equipment Services and Manufacturing, Inc., a California corporation (“GES”); GES Infotek Pvt. Ltd., a private limited company registered under the laws of India (“GES Infotek”); GES Japan KK, a kabushiki kaisha registered under the laws of Japan (“GES Japan”); Global Equipment Services and Manufacturing (Suzhou) Co., Ltd., a limited liability company registered under the laws of China (“GES Suzhou”); and Suzhou Global Equipment Services and Trading Co., Ltd. a limited liability company registered under the laws of China (“Suzhou Trading”), and each of GES Holdings, GES, GES Infotek, GES Japan, GES Suzhou and Suzhou Trading individually, a “Seller” and, collectively, “Sellers”); and GES Holdings, in its capacity as representative of each of the Sellers (“Sellers’ Representative”), on the other hand. Each of Buyer, Sellers and Sellers’ Representative are sometimes individually referred to herein as a “Party” and collectively as the “Parties.”
RECITALS
WHEREAS, Sellers and their affiliates are engaged in the business of production processing and test equipment design, volume manufacturing and global services and software for the semiconductor and smart electronics product manufacturing industry, and have significant business operations in China, India, Japan, United States and Vietnam (the “Business”);
WHEREAS, Buyer desires to purchase from Sellers, and Sellers desire to sell, assign, transfer and convey to Buyer, the Acquired Assets (as defined herein) for the consideration and upon the terms and conditions set forth herein; and
WHEREAS, simultaneously with the execution and delivery of this Agreement, Kimball Parent is executing and delivering to GES Holdings the Parent Guaranty.
The parties, intending to be legally bound, hereby agree as follows:
1.DEFINITIONS AND USAGE.
1.1    Definitions. For purposes of this Agreement, the following terms and variations thereof have the meanings specified to in this Section 1.1:
“Accounts Payable” means (i) all trade accounts payable by Sellers and other rights of Third Parties to payments from Sellers, (ii) all other accounts or notes payable by Sellers, and (iii) any claim, remedy or other right related to any of the foregoing.
“Accounts Receivable” means (i) all trade accounts receivable of Sellers and other rights of Sellers to payments from their customers and the full benefit of all security for such accounts or rights to payment, including all trade accounts receivable representing amounts receivable in respect of goods shipped or products sold or services rendered, (ii) all other accounts or notes receivable of Sellers and the full benefit of all security for such accounts or notes, and (iii) any claim, remedy or other right related to any of the foregoing.
“Affiliate” means, with respect to any Person, any other Person controlling, controlled by or under common control with such Person. For purposes of this definition and the Agreement, the term “control” (and correlative terms) means the power, whether by contract, equity ownership or otherwise, to direct the policies or management of a Person.

Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions marked [***].

“Allowance for Doubtful Accounts” means the portion of Accounts Receivable which the Sellers does not reasonably expect to be collected.
“Breach” means any breach of, or any inaccuracy in, any representation or warranty or any breach of, or failure to perform or comply with, any covenant or obligation, or any event which with the passing of time or the giving of notice, or both, would constitute such a breach, inaccuracy or failure.
“Business Day” means any day other than Saturday or Sunday, or any other day on which banks in New York, New York are permitted or required to be closed.
“COBRA” means Part 6 of Subtitle B of Title 1 of ERISA, Section 4980B of the Code and similar state Legal Requirements.
“Code” means the Internal Revenue Code of 1986, as amended.
“Company Benefit Plans” means all of the following maintained by each of the Sellers, or to which any Seller(s) contributes or has any obligation to contribute, for the benefit of any current or former employee, officer, director, consultant or independent contractor (or any dependent of any such person) of Sellers or with respect to which the relevant Seller has any Liability: (i) any “employee benefit plan” within the meaning of Section 3(3) of ERISA, whether or not ERISA applies, or under any other applicable Legal Requirement; and (ii) all plans, agreements, policies, programs, or understandings providing for fringe benefits or perquisites, and each other bonus, incentive compensation, deferred compensation, retention, change in control, profit sharing, stock, severance, retirement, health, life, disability, sick leave, group insurance, employment, stock option, stock purchase, stock appreciation right, performance share, supplemental unemployment, layoff, vacation, holiday, or any other similar plans, agreements, policies, programs or understandings (whether written or oral, qualified or nonqualified).
“Consent” means any approval, consent, ratification, waiver, notice or other authorization.
“Contemplated Transactions” means all of the transactions contemplated by this Agreement.
“Contract” means any agreement, contract, lease, consensual obligation, promise or undertaking (whether written or oral and whether express or implied) pursuant to which Sellers are a party or any of the Acquired Assets are legally bound, including any and all amendments and modifications thereto.
“Current Assets” means all current assets of Sellers as of the Effective Time, including Accounts Receivable Net of Allowance for Doubtful Accounts of $5,000, Inventory, and Prepaid Expenses and Other Current Assets, to the extent included in the Acquired Assets, all as determined in accordance with GAAP.
“Current Liabilities” means all current liabilities of Sellers as of the Effective Time, including Accounts Payable, Accrued Expenses, Current Portions of Capital Lease Payable, and Current Portions of Deferred Revenue, to the extent included in the Assumed Liabilities, all as determined in accordance with GAAP.
“Disclosure Schedules” means the disclosure schedules delivered by Sellers to Buyer concurrently with the execution and delivery of this Agreement, as such Schedules may be updated by Sellers prior to the Closing with the consent of Buyer, not to be unreasonably withheld or delayed.
“Effective Time” means 12:01 A.M. (prevailing Eastern Time) on the Closing Date.

Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions marked [***].

“Encumbrance” means any charge, claim, community or other marital property interest, condition, equitable interest, lien, option, pledge, security interest, mortgage, right of way, easement, encroachment, servitude, or similar restriction.
“Environment” means soil, land surface or subsurface strata, surface waters (including navigable waters and ocean waters), groundwaters, drinking water supply, stream sediments, ambient air (including indoor air), plant and animal life and any other environmental medium or natural resource.
“Environmental, Health and Safety Liabilities” means any cost (including attorneys’ fees), damages, expense, fines, penalties, abatement costs, suits, orders, claims, demands, judgment, liability, obligation or other responsibility (collectively, “EH&S Losses”) arising from or under any Environmental Law or Occupational Safety and Health Law, including those EH&S Losses consisting or arising out of, or relating to:
(i)    the Release of Hazardous Material on, in, under, to or from the Facilities;
(ii)    the operation of the Business or actions or omissions of Sellers in violation of Environmental Laws or Occupational Safety and Health Laws, including any related Governmental Authorization and including the failure of Sellers to obtain any Governmental Authorization required under Environmental Laws or Occupational Safety and Health Laws related to the Operation of the Business;
(iii)    any (a) “removal,” “remedial” or “response action” (as defined in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (“CERCLA”); and (b) corrective action, monitoring, containment, prevention of Release or other cleanup activity (the preceding (a) and (b) are collectively defined as, “Cleanup”) required by or under, or necessary to comply with, any Environmental Law or Occupational Safety and Health Law (whether or not such Cleanup has been required or requested by any Governmental Body or any other Person) and for any natural resource damages, whether such Cleanup or damages are at the Facilities, or other properties to which Hazardous Materials have migrated from the Facilities;
(iv)    the investigation, Cleanup, remediation or prevention of the Release of Hazardous Materials, in violation of environmental Laws or Occupational Safety and Health Laws, including any related Governmental Authorizations or Cleanup, arising from the presence of Hazardous Materials at any place other than the Facilities and real property at which the Business is or has been conducted, as a result of the shipment, transfer or other movement of such Hazardous Materials to that place by Sellers or anyone acting at its instigation or on its behalf; and/or arising from the existence of any Hazardous Materials in, on or under any Facilities or real property at which the Business is or has been conducted, including groundwater;
(v)    an investigation, audit or citation by the Occupational Safety and Health Administration or a state equivalent; or
(vi)    any other compliance, corrective or remedial measure required under any Environmental Law or Occupational Safety and Health Law.
“Environmental Law” means any current or future Legal Requirements relating to the protection of the Environment, human health and safety or the use, storage, treatment, generation, transportation, processing, handling, Release, production, distribution, Remedial Action, Cleanup, purchase, sale or disposal of Hazardous Materials, including but not limited to CERCLA, the Resource Conservation and Recovery Act of 1976, 42 U.S.C. § 6901 et seq., Federal Water Pollution Control Act, 33 U.S. C. § 1251,

Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions marked [***].

et seq., and the Toxic Substance Control Act, 15 U.S.C. § 2601 et seq., and similar state statutes, and the rules, regulations, decisions, orders and directives of any Governmental Body relating to the Environment.
“Environmental Permit” means any Permit, letter, clearance, consent, waiver, closure, exemption, decision or other action required under or issued, granted, given, authorized by or made pursuant to Environmental Law.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.
“ERISA Affiliate” means any Person that at any relevant time is or was considered a single employer with Sellers under Section 414 of the Code or under ERISA Section 4001(b) or part of the same “controlled group” as Sellers for purposes of ERISA Section 302(d)(8)(C).
“Escrow Agent” means JPMorgan Chase.
“Escrow Amount” means $4,000,000.00.
“Export Control Authority” means the US Department of State, Directorate of Defense Trade Controls, the US Department of Commerce, Bureau of Industry and Security, the US Department of the Treasury, Office of Foreign Assets Control, and the US Department of Homeland Security, Customs and Border Protection.
“Export Control Laws” means the Arms Export Control Act (22 U.S.C. § 2778), the International Traffic in Arms Regulations (ITAR) (22 C.F.R. §§ 120 et seq.), the Export Administration Regulations (15 C.F.R. §§ 730 et seq.) and Executive Orders based on the authority vested in the President under the International Emergency Economic Powers Act (IEEPA), as amended, the Trading with the Enemy Act (TWEA) and other U.S. sanctions laws; sanctions administered by the U.S. Department of State and the sanctions implemented by the Office of Foreign Assets Controls (OFAC).
“Facilities” means any real property, leasehold or other interest in real property currently or formerly owned or operated by Sellers, together with the Tangible Personal Property used or operated by Sellers at the respective locations of the Owned Real Property set forth in Schedule 3.7 and Leased Real Property set forth in Schedule 3.8.
“GAAP” means United States generally accepted accounting principles, as in effect from time to time, consistently applied in accordance with past practices.
“GES Local Subsidiary” means each of GES, GES Infotek, GES Japan, GES Suzhou, Suzhou Trading and GES Vietnam.
“GES Vietnam” means Global Equipment Services and Manufacturing Vietnam Co., Ltd., a limited liability company registered under the laws of Vietnam.
“Governing Documents” means, with respect to Buyer, its articles of incorporation and bylaws and, with respect to each of the Sellers, its respective articles of incorporation and bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction) and, in each case to the extent applicable, all equityholders’ agreements, voting agreements, voting trust agreements, joint venture agreements, registration rights agreements or other agreements or documents relating to the organization, management or operation of Buyer or Sellers, as the case may be, relating to the rights, duties and obligations of the equityholders of such Person, together with any amendment or supplement to any of the foregoing.

Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions marked [***].

“Governmental Authorization” means any Consent, license, registration or Permit or Environmental Permit issued, granted, given or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement.
“Governmental Body” means any:
(i)    nation, state, county, city, town, borough, village, district or other jurisdiction;
(ii)    federal, state, local, municipal, foreign or other government;
(iii)    governmental or quasi-governmental authority of any nature (including any agency, branch, department, board, commission, court, tribunal or other entity exercising governmental or quasi-governmental powers);
(iv)    multinational organization or body;
(v)    body exercising, or entitled or purporting to exercise, any administrative, executive, judicial, legislative, police, regulatory or taxing authority or power; or
(vi)    official of any of the foregoing.
“Hazardous Material” means any substance, material, pollutant or waste which is or will foreseeably be regulated by any Governmental Body, including, without limitation, any material, substance, pollutant or waste which is defined as a “hazardous waste,” “hazardous material,” “hazardous substance,” “extremely hazardous waste,” “restricted hazardous waste,” “contaminant,” “pollutant,” “toxic waste” or “toxic substance” under any provision of Environmental Law, and including petroleum, petroleum products, asbestos, presumed asbestos-containing material or asbestos-containing material, urea formaldehyde and polychlorinated biphenyls.
“Improvements” means all buildings, structures, fixtures and improvements located on real property, including those under construction.
“Income Tax” means any federal, state, local, or foreign income, franchise, net profits, or similar Tax (however denominated) measured in whole or part by income, including any interest, penalty, or addition thereto, whether disputed or not.
“Income Tax Return” means any return, declaration, report, claim for refund, or information return or statement relating to Income Taxes, including any schedule or attachment thereto, and including any amendment thereof.
“Indebtedness” means, with respect to each Seller (i) all indebtedness of such Seller, whether or not contingent, for borrowed money, (ii) all obligations of such Seller evidenced by notes, bonds or debentures, (iii) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Seller, (iv) all obligations, contingent or otherwise, of such Seller under acceptance, letter of credit or similar facilities, (v) all obligations of such Seller to purchase, redeem, retire, defease or otherwise acquire for value any capital stock or equity interest of such Seller or any warrants, rights or options to acquire such capital stock or equity interest, valued, in the case of redeemable preferred stock, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends, (vi) any Liabilities of such Seller arising from or related to securitized or factored Accounts Receivable arrangements, and (vii) all Indebtedness of others referred to in clauses (i)

Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions marked [***].

through (vi) above guaranteed directly or indirectly in any manner by such Seller or in effect guaranteed directly or indirectly by such Seller.
“Intellectual Property” means (i) all United States and foreign patents, patent applications and statutory invention registrations, (ii) all unpatented inventions that have not yet been the subject of a patent application, (iii) all United States and foreign trademark, trade name, service mark, collective mark, and certification mark registrations and applications therefor at the federal, state or local level, (iv) all trademarks, trade names, service marks, collective marks, and certification marks that have been used in commerce at any time in the last five years, (v) all United States and foreign and copyright registrations and applications therefor, (vi) all copyrightable works of authorship that have not been the subject of a copyright registration or application therefor, including but not limited to software (including proprietary software, source code, executable code, object code, firmware, development tools, test suites, design specs, files, records and data, processes, protocols, scripts, routines used to process data, web sites (including related computer code and content) data, databases and related documentation, media on which any of the foregoing is recorded, and improvements, modifications, enhancements, versions and releases relating thereto), software code, manuals and other text works, photographs, video recordings, and audio recordings, Admin rights and software support agreements (vii) all trade secrets, proprietary information, databases and data, (viii) all mask works, (ix) all proprietary data formulae, (x) all rights in internet web sites and internet domain names of the Business, and (xi) registrations and applications for registration of any of the foregoing.
“Intellectual Property Rights” means all Intellectual Property that each Seller owns in whole or in part and/or in which each Seller has a valid claim of ownership in whole or in part (such as a contract right of assignment from an employee or independent contractor).
“Inventories” means all inventories owned by any Seller, wherever located, including all finished goods, work in process, raw materials, spare parts and all other materials and supplies, to be used or consumed, or intended to be used or consumed, by a Seller in the production of finished goods.
“IRS” means the United States Internal Revenue Service and, to the extent relevant, the United States Department of the Treasury.
“Kimball Parent” means Kimball Electronics, Inc., an Indiana corporation.
“Knowledge” means, with respect to any Seller, the actual knowledge of Don Tran, James McCormick, Lawrence Wise, Seo Ping Ng and Gautam Shankar (collectively, the “Knowledge Individuals”) and the knowledge that each such person would reasonably be expected to obtain in the course of diligently performing his or her duties for any Seller. With respect to matters involving Intellectual Property, Knowledge does not require that the Knowledge Individuals have conducted, obtain or have obtained any freedom-to-operate opinions or similar opinions of counsel or any Intellectual Property clearance searches, and no knowledge of any third-party Intellectual Property that would have been revealed by such inquiries, opinions or searches will be imputed to the Knowledge Individuals; provided, that any such opinions or searches that have been conducted or obtained prior to the date of this Agreement will not be excluded from the term “Knowledge” as a result of this sentence.
“Legal Requirement” means any federal, state, local, municipal, foreign, international, multinational or other constitution, law, ordinance, principle of common law, code, regulation, statute, treaty, resolution, Order or directive.
“Liability” means, with respect to any Person, any liability or obligation of such Person of any kind, character or description, whether known or unknown, absolute or contingent, accrued or unaccrued,

Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions marked [***].

disputed or undisputed, liquidated or unliquidated, secured or unsecured, joint or several, due or to become due, vested or unvested, executory, determined, determinable or otherwise, and whether or not the same is required to be accrued on the financial statements of such Person.
“Licensed Rights” means all Intellectual Property in which a Seller owns a license or has other valid rights of use, other than Intellectual Property Rights.
“Local Country Purchase Agreements” means the following documents: (i) the Asset Purchase Agreement by and between Kimball Electronics India, Private Limited (the “India Subsidiary”) and GES Infotek Pvt. Ltd., as governed by the laws of India, in substantially the form attached hereto as Exhibit 1.1(a), (ii) the Asset Purchase Agreement by and between Buyer’s designated Chinese Subsidiary (the “China Subsidiary”) and Global Equipment Services and Manufacturing (Suzhou) Co., Ltd. and Suzhou Global Equipment Services and Trading Co., Ltd., as governed by the laws of the People’s Republic of China, in substantially the form attached hereto as Exhibit 1.1(b), (iii) the Stock Purchase Agreement by and between Kimball Electronics Netherlands II B.V. (the “Vietnam Subsidiary”) and Global Equipment Services and Manufacturing Vietnam Co., Ltd., as governed by the laws of Vietnam, in substantially the form attached hereto as Exhibit 1.1(c), and (iv) the Asset Purchase Agreement by and between Kimball Electronics Japan GK (the “Japan Subsidiary”) and GES Japan KK, as governed by the laws of Japan, in substantially the form attached hereto as Exhibit 1.1(d).
“Local Subsidiary” means each of the India Subsidiary, the China Subsidiary, the Vietnam Subsidiary and the Japan Subsidiary.
“Material Adverse Effect” means any change in, effect on or set of circumstances (regardless of whether foreseeable at the time of the Parties’ execution and delivery of this Agreement) that, individually or in the aggregate with any other changes in, effects on or set of circumstances relating to, the Business or the Acquired Assets, is, or could reasonably be expected to be, materially adverse to the Business, the results of operations or condition (financial or otherwise) of the Business or the Acquired Assets; provided, however, that none of the following shall be taken into account in determining whether there has been a Material Adverse Effect: (i) the effects of changes that are generally applicable to the industry and markets in which the Business operates, (ii) the effects of changes that are generally applicable to the United States economy or securities markets or the world economy or international securities markets or (iii) any effects on the employees, suppliers, licensors or customers of the Business directly resulting from the public announcement of this Agreement, the Contemplated Transactions or the consummation of the Contemplated Transactions; provided further, however, that any change in, effect on or set of circumstances referenced in clauses (i) through (iii) immediately above shall be taken into account in determining whether a “Material Adverse Effect” has occurred or could reasonably be expected to occur to the extent that such change in, effect on or set of circumstances has a disproportionate effect on the Business or the Acquired Assets compared to other participants in the industries in which the Business operates. Without limiting the generality of the foregoing, a “Material Adverse Effect” shall be deemed to have occurred if the applicable change, effect or set of circumstances (or aggregation of changes, effects or sets of circumstances) would be reasonably likely to result in liability to Buyer or any of its Related Persons or the diminution in the value of the Business or the Acquired Assets, of an amount equal to or greater than 10% of the Purchase Price in the aggregate.
“Occupational Safety and Health Law” means any Legal Requirement designed to provide safe and healthful working conditions and to reduce occupational safety and health hazards, including the Occupational Safety and Health Act, or state law equivalent, and any program, whether governmental or private (such as those promulgated or sponsored by industry associations and insurance companies), designed to provide safe and healthful working conditions.

Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions marked [***].

“Off-the-Shelf Software” means any software that is made generally and widely available to the public on a commercial basis and is licensed on a non-exclusive basis under standard terms and conditions.
“Order” means any order, injunction, judgment, decree, ruling, assessment or arbitration award of any Governmental Body or arbitrator.
“Owned Real Property” means all land, buildings, fixtures and appurtenances owned by each Seller.
“Parent Guaranty” means that certain Parent Guaranty between Kimball Parent and GES Holdings in substantially the form attached hereto as Exhibit 1.1(e).
“Permits” means all permits, licenses, franchises, approvals, authorizations, registrations, certificates, variances and similar rights obtained, or required to be obtained, from Governmental Bodies.
“Permitted Encumbrances” means such of the following as to which no enforcement, collection, execution, levy or foreclosure proceeding shall have been commenced: (a) Encumbrances imposed by Legal Requirement, such as materialmen’s, mechanics’, carriers’, workmen’s and repairmen’s liens and other similar liens arising in the ordinary course of business, consistent with past practice, securing obligations that are not overdue for a period of more than thirty (30) days; and (b) minor survey exceptions, reciprocal easement agreements, utility easements and other customary Encumbrances on title to real property that (i) were not incurred in connection with any Indebtedness, (ii) do not render title to the property encumbered thereby unmarketable and (iii) do not, individually or in the aggregate, materially adversely affect the value or use of such property for its current purposes; and (c) Encumbrances, if any, set forth on Schedule 1.1(a).
“Person” means an individual, partnership, corporation, business trust, limited liability company, limited liability partnership, joint stock company, trust, unincorporated association, joint venture or other entity or a Governmental Body.
“Post-Closing Tax Period” means any tax period beginning after the Closing Date and, with respect to any tax period beginning on or before the Closing Date and ending after the Closing Date, the portion of such period beginning after the Closing Date.
“Pre-Closing Tax Obligations” means any Taxes due and payable that are allocable to any Pre-Closing Tax Period pursuant to Section 7.2(a).
“Pre-Closing Tax Period” means any tax period ending on or before the Closing Date and, with respect to any tax period beginning on or before the Closing Date and ending after the Closing Date, the portion of such period ending on and including the Closing Date.
“Proceeding” means any action, arbitration, audit, hearing, litigation, enforcement, investigation or suit (whether civil, criminal, administrative, judicial or investigative, whether public or private) commenced, brought, conducted or heard by or before, any Governmental Body or arbitrator.
“Record” means information that is inscribed on a tangible medium or that is stored in an electronic or other medium and is retrievable in perceivable form.
“Registered Intellectual Property Rights” means all Intellectual Property Rights for which registrations have been obtained or applications for registration have been filed with a Registration Office.

Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions marked [***].

“Registration Office” means, collectively, the United States Patent and Trademark Office, United States Copyright Office and all equivalent foreign patent, trademark, copyright offices or other Governmental Authority governing the registration of rights in Intellectual Property.
“Related Person” means, with respect to any Person:
(i)    any other Person that directly or indirectly controls, or is directly or indirectly controlled by, such Person;
(ii)    each other member of such Person’s Family, if such Person is an individual;
(iii)    any other Person (and if such Person is an individual, such individual’s Family, individually or in the aggregate with such Person) that holds a Material Interest in such Person;
(iv)    any other Person that serves as a director, officer, partner, executor or trustee (or in a similar capacity) of such Person; or
(v)    any other Person in which such Person holds a Material Interest.
For purposes of this definition, (A) “control” (including “controlling,” “controlled by,” and “under common control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise, and shall be construed as such term is used in the rules promulgated under the Securities Act; (B) the “Family” of an individual includes (i) the individual, (ii) the individual’s spouse, (iii) any other natural person who is related to the individual or the individual’s spouse within the second degree and (iv) any other natural person who resides with such individual; and (C) ”Material Interest” means direct or indirect beneficial ownership (as defined in Rule 13d-3 under the Exchange Act of 1934, as amended) of voting securities or other voting interests representing at least ten percent (10%) of the outstanding voting power of a Person or equity securities or other equity interests representing at least ten percent (10%) of the outstanding equity securities or equity interests in a Person.
“Release” means any release, spill, emission, leaking, pumping, pouring, dumping, emptying, escaping, injection, deposit, disposal, discharge, dispersal, leaching or migration on or into the Environment or into or out of any property.
“Remedial Action” means all actions, including any capital expenditures, required or voluntarily undertaken (a) to Cleanup, remove, treat or in any other way address any Hazardous Material or other substance; (b) to prevent the Release or Threat of Release or to minimize the further Release of any Hazardous Material or other substance so it does not migrate or endanger or threaten to endanger public health or welfare or the Environment; (c) to perform pre-remedial studies and investigations or post-remedial monitoring and care; or (d) to bring all Facilities and the operations conducted thereon into compliance with Environmental Laws and environmental Governmental Authorizations.
“Representative” means, with respect to a particular Person, any director, officer, manager, employee, agent, consultant, advisor, accountant, financial advisor, legal counsel or other representative of that Person.
“Subsidiary” means, with respect to any Person (the “Owner”), each other Person that is a corporation, joint venture, trust, partnership, limited liability company or any other entity (i) of which the securities or other interests having the power to elect a majority of that other Person’s board of directors or similar governing body are held by the Owner or one or more of its Subsidiaries (other than securities

Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions marked [***].

or other interests having such power only upon the happening of a contingency that has not occurred), or (ii) over which the Owner has, directly or indirectly, the power to direct its business and policies.
“Tangible Personal Property” means all machinery, equipment, tools, furniture, office equipment, computer hardware, supplies, materials, vehicles and other items of tangible personal property (other than Inventories) of every kind owned or leased by a Seller or used in the Business (wherever located and whether or not carried on a Seller’s books), together with any express or implied warranty by the manufacturers or Sellers or lessors of any item or component part thereof, to the extent such warranty is transferable to Buyer, and all maintenance records and other documents relating thereto. Fixtures attached to the real estate shall not be considered Tangible Personal Property.
“Target Working Capital” means an amount equal to $8,274,720.00 calculated consistently in the manner of and reflecting the categories represented on Schedule 2.8.

“Tax” or “Taxes” means any income, gross receipts, license, payroll, employment, excise, goods and services, severance, stamp, occupation, premium, property, environmental, windfall profit, customs, vehicle, airplane, boat, vessel or other title or registration, capital stock, franchise, employees’ income withholding, foreign or domestic withholding, social security, unemployment, disability, real property, personal property, sales, use, transfer, value added, alternative, add-on minimum and other tax, fee, assessment, levy, tariff, unclaimed property, government or other charges, or duty of any kind whatsoever and any interest, penalty, addition or additional amount thereon imposed, assessed or collected by or under the authority of any Governmental Body or payable under any tax-sharing agreement or any other Contract.
“Tax Return” means any return (including any information return), report, statement, schedule, notice, form, declaration, claim for refund or other document or information filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection or payment of any Tax or in connection with the administration, implementation or enforcement of or compliance with any Legal Requirement relating to any Tax.
“Third Party” means any Person other than the Parties.
“Threat of Release” means a reasonable likelihood of a Release that would reasonably be expected to require action in order to prevent or mitigate damage to the Environment that may result from such Release.
“Treasury Regulations” shall mean the regulations of the United States Treasury Department, as amended, and any successor provisions thereto.
“Working Capital” means the excess of the aggregate Current Assets (reduced by all applicable accruals and reserves in respect thereof as determined in a manner consistent with Sellers’ historical practices) over the aggregate Current Liabilities, calculated in accordance with GAAP.
1.2    Additional Definitions. In addition, the meanings of the following terms and variations thereof are specified in the Section set forth opposite such term:

Term	Section
“Acquired Assets”	2.1
“Agreement”	Introductory Paragraph
“Allocation”	2.5(a)

Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions marked [***].

Term	Section
“Assumed Liabilities”	2.4(a)
“Balance Sheet”	3.4
“Base Purchase Price”	2.3
“Bill of Sale and Assignment and Assumption Agreement”	2.7(a)(i)
“Business”	Recitals
“Buyer Contact”	11.2(a)
“Buyer Closing Documents”	4.2(a)
“Buyer Group”	5.1(a)
“Buyer Indemnified Persons”	8.2(a)
“Buyer’s Tax Contest”	7.2(c)
“Buyer”	Introductory Paragraph
“Buyer Plan”	7.1(e)
“Cap”	8.4
“Closing”	2.6
“Closing Adjustment Amount”	2.8(b)
“Closing Date”	2.6
“Closing Financial Statements”	2.8(b)
“Closing Working Capital”	2.8(b)
“Confidential Information”	11.1(a)
“Control Notice”	8.7(b)
“Current Employees”	3.23(a)
“Damages”	8.2(a)
“Deductible”	8.4
“Disclosing Party”	11.1(a)
“Dispute”	10.12(a)
“Earliest Initiation Date”	2.7(a)(viii)
“Employment Agreements”	2.7(a)(v)
“Escrow Agreement”	2.7(a)(vii)
“Estimated Closing Adjustment Amount”	2.8(a)
“Estimated Closing Financial Statements”	2.8(a)
“Estimated Closing Working Capital” “Excess Vietcom Bank Indebtedness”	2.8(a) 2.4(a)(vi)
“Excluded Assets”	2.2
“FIRPTA Certificate” “GES Purchase Price”	2.7(a)(vii) 2.5(a)
“GES Holdings Purchase Price”	2.5(a)
“GES Infotek Purchase Price”	2.5(a)
“GES Japan Purchase Price”	2.5(a)
“GES Suzhou Purchase Price”	2.5(a)
“GES Vietnam Purchase Price”	2.5(a)

Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions marked [***].

Term	Section
“First Meeting”	2.7(a)(viii)
“Fundamental Representations”	8.5
“Indemnified Person”	8.7(a)
“Indemnifying Person”	8.7(a)
“Independent Accountants”	2.5(b)
“Interim Balance Sheet”	3.4
“Independent Accounts”	3.4
“JAMS Rules”	2.7(a)(viii)
“Leased Real Property”	3.8
“Loan Payoff Amount”	2.7(a)(vi)
“Non-Competition and Non-Solicitation Agreements”	2.7(a)(viii)
“Notice”	10.12(a)
“Parties”	Introductory Paragraph
“Proprietary Information” “Pre-Closing Tax Return”	7.7(d) 7.2(b)
“Purchase Price”	2.3
“Real Property Lease”	3.8
“Receiving Party”	2.7(a)(viii)
“Restricted Period”	7.7(a)
“Retained Liabilities”	2.4(b)
“Securities Act”	3.3
“Seller Contact”	2.7(a)(viii)
“Sellers”	Introductory Paragraph
“Sellers Closing Documents”	3.2(a)
“Sellers Fundamental Representations”	8.4
“Sellers Indemnified Persons”	8.3
“Sellers’ Representative”	Introductory Paragraph
“Sellers’ Tax Contest”	7.2(c)
“Shared Tax Return”	7.2(b)
“Survival Period”	8.6(a)
“Tax Proceeding”	7.2(c)
“Tax Grant”	3.14(o)
“Tax Purchase Price”	2.5(a)
“Third-Party Claim”	8.7(a)
“Transfer Taxes”	7.2(f)
“Transferred Employees”	7.1(a)
“Transition Services Agreement”	7.14
“Union”	3.24(b)
“U.S. Allocation”	2.5(b)
“WARN Act”	7.1(d)

Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions marked [***].

1.3    Usage.
(a)    Interpretation. In this Agreement, unless a clear contrary intention appears: (i) the singular number includes the plural number and vice versa; (ii) reference to any Person includes such Person’s successors and assigns but, if applicable, only if such successors and assigns are not prohibited by this Agreement, and reference to a Person in a particular capacity excludes such Person in any other capacity or individually; (iii) reference to any gender includes each other gender; (iv) reference to any agreement, document or instrument means such agreement, document or instrument as amended or modified and in effect from time to time in accordance with the terms thereof; (v) reference to any Legal Requirement means such Legal Requirement as amended, modified, codified, replaced or reenacted, in whole or in part, and in effect from time to time, including rules and regulations promulgated thereunder, and reference to any section or other provision of any Legal Requirement means that provision of such Legal Requirement from time to time in effect and constituting the substantive amendment, modification, codification, replacement or reenactment of such section or other provision; (vi) ”hereunder,” “hereof,” “hereto,” and words of similar import shall be deemed references to this Agreement as a whole and not to any particular Section or other provision hereof; (vii) “including” (and with correlative meaning “include”) means including without limiting the generality of any description preceding such term; (viii) ”or” is used in the inclusive sense of “and/or”; (ix) with respect to the determination of any period of time, “from” means “from and including” and “to” means “to but excluding”; and (x) references to documents, instruments or agreements shall be deemed to refer as well to all addenda, exhibits, schedules or amendments thereto.
(b)    Accounting Terms and Determinations. Unless otherwise specified herein, all accounting terms used herein shall be interpreted and all accounting determinations hereunder shall be made in accordance with GAAP.
(c)    Legal Representation of the Parties. This Agreement was negotiated by the Parties with the benefit of legal representation, and any rule of construction or interpretation otherwise requiring this Agreement to be construed or interpreted against any Party shall not apply to any construction or interpretation hereof.
2.    SALE AND TRANSFER OF ASSETS; CLOSING.
2.1    Assets to be Sold. Upon the terms and subject to the conditions set forth in this Agreement, effective as of the Effective Time, each Seller hereby agrees to sell, convey, assign, transfer and deliver to Buyer or to Buyer’s Affiliate pursuant to the terms of a Local Country Purchase Agreement, and Buyer hereby agrees, either on its behalf or on behalf of its Affiliate pursuant to a Local Country Purchase Agreement, to purchase and acquire from each Seller, free and clear of any Encumbrances other than Permitted Encumbrances, all rights, title and interests in and to all property and assets (real, personal or mixed, tangible and intangible) of every kind and description, wherever located, owned, held or used in the conduct of the Business by such Seller, but excluding the Excluded Assets (all such assets to be transferred to Buyer or Buyer’s Affiliate, as applicable, hereunder or pursuant to a Local Country Purchase Agreement being herein referred to collectively as the “Acquired Assets”), including, except to the extent constituting Excluded Assets, the following:
(a)    all interests of each Seller in real property, including the Owned Real Property listed on Schedule 3.7 and the Leased Real Property listed on Schedule 3.8;
(b)    all Tangible Personal Property, including those items described in Schedule 2.1(b), but excluding the items described in Schedule 2.2(i);

Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions marked [***].

(c)    all Inventories;
(d)    all Accounts Receivable;
(e)    except as provided in Section 2.2(e), all Seller Contracts, including those listed in Schedule 3.20(a), and all outstanding sale orders, bids, offers or solicitations made by or to such Seller to enter into any Contract;
(f)    all issued and outstanding equity interests in GES Vietnam;
(g)    all Governmental Authorizations and all pending applications therefor or renewals thereof, in each case to the extent transferable to Buyer (but if any Governmental Authorization cannot be transferred, such Seller agrees to cooperate with and reasonably assist Buyer in obtaining such Governmental Authorization), including all Permits and Environmental Permits, which are held by Sellers and required for the conduct of the Business as currently conducted or for the ownership and use of the Acquired Assets, including, without limitation, those listed in Schedule 3.17(a);
(h)    all data and Records related to the operations of such Seller, including client and customer lists and Records, referral sources, research and development reports and Records, production reports and Records, service and warranty Records, equipment logs, operating guides and manuals, financial and accounting Records, creative materials, advertising materials, promotional materials, studies, reports, correspondence and other similar documents and Records and, subject to Legal Requirements, copies of all personnel Records;
(i)    all of the Intellectual Property owned or licensed by Sellers, any and all accompanying intangible rights of Sellers, including (i) all Intellectual Property Rights and Licensed Rights (ii) going concern value and (iii) goodwill, and those items listed in Schedules 3.25(a) and 3.25(d).
(j)    all insurance benefits, including rights and proceeds, arising from or relating to the Acquired Assets or the Assumed Liabilities prior to the Effective Time, unless expended in accordance with this Agreement;
(k)    all goodwill relating to the Business and the Acquired Assets and all rights to enforce covenants of employees of the Business regarding noncompetition, nonsolicitation, proprietary rights, intellectual property and confidentiality agreements;
(l)    all claims of such Seller against any other Person and relating to the Business or the Acquired Assets, whether choate or inchoate, known or unknown, contingent or non-contingent; and
(m)    all rights of such Seller relating to deposits and prepaid expenses, claims for refunds and rights to offset in respect thereof.
Notwithstanding the foregoing, the transfer of the Acquired Assets pursuant to this Agreement shall not include the assumption of any Liability related to the Business or any of the Acquired Assets unless Buyer expressly assumes that Liability pursuant to Section 2.4(a).
2.2    Excluded Assets. Notwithstanding anything to the contrary contained in Section 2.1 or elsewhere in this Agreement, the following assets or rights of each Seller at the Effective Time (collectively, the “Excluded Assets”) are not part of the sale and purchase contemplated hereunder, are excluded from the Acquired Assets and shall remain the property of each such Seller after the Closing:

Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions marked [***].

(a)    all cash, cash equivalents and short-term investments held by such Seller, and deferred Tax assets;
(b)    all minute books, stock Records and corporate seals of such Seller;
(c)    the shares of capital stock or other equity securities of such Seller held in treasury;
(d)    all insurance policies and rights thereunder (except to the extent specified in Sections 2.1(j) and 2.1(l));
(e)    all of the Seller Contracts that are listed in Schedule 2.2(e) and any Seller Contract which would have been required to be disclosed on Schedule 3.20(a) and which is not so disclosed and which is not separately assumed in writing by Buyer;
(f)    all personnel Records and other Records that such Seller is required by Legal Requirement to retain in its possession, all claims for refund of Taxes and other governmental charges of whatever nature, in each case, paid by Sellers with respect to Tax periods ending at or prior to the Effective Time;
(g)    all Company Benefit Plans; all assets held in trust or otherwise relating to any Company Benefit Plan or the funding thereof; any insurance policy, Contract, trust, third party administrator Contract, or other funding arrangement for any Company Benefit Plan; any monies held by Sellers in any account dedicated to the payment of benefits or insurance premiums relating to any Company Benefit Plan; and the rights of such Seller to any such assets, Contracts, or monies;
(h)    all rights of such Seller under this Agreement, the Bill of Sale and Assignment and Assumption Agreement, the Local Country Purchase Agreements and the Escrow Agreement and otherwise related to or arising from any other document or instrument executed or delivered in connection with this Agreement or the Contemplated Transactions;
(i)    the Convertible Note receivable dated December 30, 2016 and issued in favor of GES by JOT Automation, Ltd., in the original principal amount of EUR 9,000,000.00; and
(j)    the assets, if any, expressly designated in Schedule 2.2(j).
2.3    Consideration. The consideration for the Acquired Assets (the “Purchase Price”) will be equal to (a) the sum of: (i) Fifty Million Dollars ($50,000,000) (the “Base Purchase Price”) and (ii) the Closing Adjustment Amount; plus (b) the aggregate amount of the Assumed Liabilities. The final Closing Adjustment Amount shall be determined and paid in accordance with the provisions of Section 2.8. The Purchase Price shall be paid to GES Holdings by the Buyer in full on the Closing Date, it being understood that each GES Local Subsidiary shall be deemed to have received at the Closing the portion of the Purchase Price allocated to it pursuant to Section 2.5(a), and further, shall be deemed to have distributed such portion to GES Holdings on the Closing Date. Notwithstanding the foregoing sentence, if required by applicable law or as otherwise may be agreed between the Parties, the portion of the Purchase Price allocated to a particular Seller under a Local Country Purchase Agreement may be paid to an account designated by the Seller or GES Vietnam (in the case of the Local Country Purchase Agreement relating to the Vietnam Subsidiary).

Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions marked [***].

2.4    Liabilities.
(a)    Assumed Liabilities. Effective as of the Effective Time, Buyer hereby agrees to assume and discharge only the following Liabilities of Sellers (the “Assumed Liabilities”):
(i)    any trade account payable to the extent reflected on the Interim Balance Sheet or incurred by Sellers in the ordinary course of business, consistent with GAAP, between the date of the Interim Balance Sheet and the Effective Time that (A) is not payable to a Related Person of any Seller, and (B) remains unpaid at and is not delinquent as of the Effective Time;
(ii)    those accrued expenses of Sellers to the extent reflected on the Interim Balance Sheet or incurred by Sellers in the ordinary course of business, consistent with GAAP, between the date of the Interim Balance Sheet and the Effective Time and, in each case, that remain unpaid at and are not delinquent as of the Effective Time;
(iii)    any Liability to Sellers’ customers incurred by Sellers in the ordinary course of business, consistent with GAAP, for non-delinquent orders outstanding as of the Effective Time to the extent reflected on Sellers’ books (other than any Liability arising out of or relating to a Breach that occurred prior to the Effective Time);
(iv)    any Liability to Sellers’ customers incurred by Sellers in the ordinary course of business, consistent with past practice, for customer warranties outstanding as of the Effective Time to the extent reflected on the Balance Sheet (other than any Liability arising out of or relating to a Breach that occurred prior to the Effective Time); and
(v)    any Liability arising after the Effective Time under the Contracts described in Schedule 3.20(a) (except to the extent any such Liability is the result of a Breach that occurred prior to the Effective Time);
(vi)    amounts outstanding in regards to the working capital facility issued by Vietcom Bank that were incurred in respect of Inventories held by GES Vietnam as of the Closing Date or Accounts Receivable of GES Vietnam or an Affiliate thereof, with amounts outstanding under such facility as of the Closing Date in excess of such amount (the “Excess Vietcom Bank Indebtedness”), if any, to be deducted from the Purchase Price;
(vii)    any Liability described in Schedule 2.4(a)(vii).
(b)    Retained Liabilities. Each Seller hereby acknowledges and agrees that all Liabilities of Sellers other than the Assumed Liabilities (collectively, the “Retained Liabilities”) shall remain the sole responsibility of and shall be retained, paid, performed and discharged solely by such Seller. Without limiting the foregoing, Retained Liabilities include the following Liabilities of each Seller:
(i)    any Liabilities of Sellers arising or incurred in connection with the negotiation, preparation, investigation and performance of this Agreement, the Local Country Purchase Agreements, the other transaction documents and the transactions contemplated hereby and thereby, including, without limitation, fees and expenses of counsel, accountants, consultants, advisers and others;
(ii)    any Liabilities relating to or arising out of the Excluded Assets;

Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions marked [***].

(iii)    any Liability arising out of or relating to products or services of Sellers to the extent manufactured, sold or provided prior to the Effective Time other than to the extent assumed under Section 2.4(a)(iii), 2.4(a)(iv) or 2.4(a)(v);
(iv)    any Liability under any Contract assumed by Buyer pursuant to Section 2.4(a)(v), that either arose at or prior to the Effective Time or, to the extent that such Liability is the result of a Breach that occurred prior to the Effective Time, arises after the Effective Time;
(v)    any Liability for Taxes, including (A) any Taxes arising as a result of such Sellers’ operation of the Business or ownership of the Acquired Assets prior to the Effective Time, (B) any Taxes that will arise as a result of the sale of the Acquired Assets pursuant to this Agreement, the Local Country Purchase Agreements, the other transaction documents and the transactions contemplated hereby and thereby, and (C) any deferred Taxes of any nature;
(vi)    any Liability under any Contract not expressly assumed by Buyer under Section 2.4(a), including any Liability arising out of or relating to any Indebtedness or any security interest or Encumbrance related thereto;
(vii)    any Environmental, Health and Safety Liabilities arising out of or relating to the operation of the Business prior to Closing or such Seller’s leasing, ownership or operation of real property or the Facilities;
(viii)    any obligation or Liability under or that relates to the Company Benefit Plans or that is incurred on or prior to the Effective Time that relates to payroll, wages (including overtime compensation), hours of work, vacation, leaves of absence (including sick leave), employment eligibility verification, immigration, workers’ compensation, or unemployment benefits, for such Seller’s current or former employees, officers, directors or other Persons;
(ix)    any trade accounts payable of Sellers (A) to the extent not accounted for on the Interim Balance Sheet; (B) which constitute debt, loans or credit facilities to financial institutions; or (C) which did not arise in the ordinary course of business;
(x)    any Liabilities of the Business relating or arising from unfulfilled commitments, quotations, purchase orders, customer orders or work orders that (i) do not constitute part of the Acquired Assets issued by the Business’ customers to Sellers on or before the Closing; (ii) did not arise in the ordinary course of business; or (iii) are not validly and effectively assigned to Buyer pursuant to this Agreement;
(xi)    any Liability incurred under any collective bargaining, employment, services, severance, retention or termination agreement or arrangement that existed on or prior to the Effective Time with any current or former employee or contractor of such Seller or any of their Related Persons. For the avoidance of doubt, any Liability incurred after the Effective Time under any collective bargaining, employment services, severance, retention or termination agreement or arrangement maintained or entered into between Buyer and any current or former employee or contractor of such Seller or any of their Related Persons relating to services performed after the Effective Time shall be the sole responsibility of Buyer;
(xii)    any Liability arising out of or relating to any current or former employee or contractor claim, charge, complaint, grievance, illness or injury with respect to an event or occurrence at or prior to the Effective Time whether or not the affected employees or contractors are hired by Buyer;

Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions marked [***].

(xiii)    any Liability to any Related Person of such Seller;
(xiv)    any Liability to indemnify, reimburse or advance amounts to any current or former officer, director, employee or agent of such Seller;
(xv)    any Liability to distribute to any equity holders of such Seller or otherwise apply all or any part of the consideration received hereunder;
(xvi)    any Liability arising out of any Proceeding by or against such Seller whether pending as of or commenced after the Effective Time;
(xvii)    any Liability arising out of or resulting from such Seller’s compliance or noncompliance with any Legal Requirement or Order of any Governmental Body;
(xviii)    any Liability under this Agreement or any other document executed in connection with the Contemplated Transactions, including for the performance of this Agreement or a Local Country Purchase Agreement;
(xix)    all Liabilities, if any, arising out of or relating to any prior acquisition or disposition by such Seller, or as set forth on Schedule 2.4(b)(xix);
(xx)    any Liability for brokerage or finder’s fees or commissions or similar payments based upon any agreement or understanding made, or alleged to have been made, by any Person with such Seller or any of its Related Persons (or any Person acting on behalf of any of them) in connection with any of the Contemplated Transactions; and
(xxi)    any other Liability of such Seller or its Related Persons arising after the Effective Time.
2.5    Allocation.
(a)    The Base Purchase Price, the Closing Adjustment Amount, the Assumed Liabilities and any liability or other amount that is properly included in the amount realized by Sellers or cost basis to the Buyer with respect to the sale and purchase of the Acquired Assets (the “Tax Purchase Price”) shall be allocated among the Acquired Assets as follows (subject to adjustment prior to the Closing as may be required by applicable law or otherwise agreed by the Parties, it being understood that it is the intention of the Parties to continue discussing and refining such allocations prior to the Closing):
(i)    [***] to the portion of the Acquired Assets owned by GES Holdings, as adjusted for any portion of the Closing Adjustment Amount, the Assumed Liabilities (and any other liability or other amount that is properly included in the amount realized by Sellers or cost basis to Buyer), any indemnification claims under Article 8 and any other adjustment as set forth in Section 7.2(e), in each case allocated to or otherwise attributable to the portion of the Acquired Assets owned by GES Holdings (the “GES Holdings Purchase Price”);
(ii)    [***] to the portion of the Acquired Assets owned by GES, as adjusted for any portion of the Closing Adjustment Amount, the Assumed Liabilities (and any other liability or other amount that is properly included in the amount realized by Sellers or cost basis to Buyer), any indemnification claims under Article 8 and any other adjustment as set forth in Section 7.2(e), in each case allocated to or otherwise attributable to the portion of the Acquired Assets owned by GES (the “GES Purchase Price”);

Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions marked [***].

(iii)    [***] to the portion of the Acquired Assets owned by GES Infotek, as adjusted for any portion of the Closing Adjustment Amount, the Assumed Liabilities (and any other liability or other amount that is properly included in the amount realized by Sellers or cost basis to Buyer), any indemnification claims under Article 8 and any other adjustment as set forth in Section 7.2(e), in each case allocated to or otherwise attributable to the portion of the Acquired Assets owned by GES Infotek (the “GES Infotek Purchase Price”);
(iv)    [***] to the portion of the Acquired Assets owned by GES Japan, as adjusted for any portion of the Closing Adjustment Amount, the Assumed Liabilities (and any other liability or other amount that is properly included in the amount realized by Sellers or cost basis to Buyer), any indemnification claims under Article 8 and any other adjustment as set forth in Section 7.2(e), in each case allocated to or otherwise attributable to the portion of the Acquired Assets owned by GES Japan (the “GES Japan Purchase Price”);
(v)    [***] to the portion of the Acquired Assets owned by GES Suzhou, as adjusted for any portion of the Closing Adjustment Amount, the Assumed Liabilities (and any other liability or other amount that is properly included in the amount realized by Sellers or cost basis to Buyer), any indemnification claims under Article 8 and any other adjustment as set forth in Section 7.2(e), in each case allocated to or otherwise attributable to the portion of the Acquired Assets owned by GES Suzhou (the “GES Suzhou Purchase Price”);
(vi)    [***] to the portion of the Acquired Assets owned by Suzhou Trading, as adjusted for any portion of the Closing Adjustment Amount, the Assumed Liabilities (and any other liability or other amount that is properly included in the amount realized by Sellers or cost basis to Buyer), any indemnification claims under Article 8 and any other adjustment as set forth in Section 7.2(e), in each case allocated to or otherwise attributable to the portion of the Acquired Assets owned by Suzhou Trading (the “Suzhou Trading Purchase Price”);
(vii)    [***] to all issued and outstanding equity interests of GES Vietnam as adjusted for any portion of the Closing Adjustment Amount, the Assumed Liabilities (and any other liability or other amount that is properly included in the amount realized by Sellers or cost basis to Buyer), any indemnification claims under Article 8 and any other adjustment as set forth in Section 7.2(e), in each case allocated to or otherwise attributable to the issued and outstanding equity interests of GES Vietnam (the “GES Vietnam Purchase Price”).
(b)    GES Holdings Purchase Price and GES Purchase Price.
(i)    The GES Holdings Purchase Price and GES Purchase Price shall be allocated in accordance with Treasury Regulations § 1.1060-1(c). Within sixty (60) days after the final determination of the Adjustment Amount pursuant to the provisions of Section 2.8, Buyer shall prepare and deliver to Sellers’ Representative a draft IRS Form 8594 reflecting the allocation of the GES Holdings Purchase Price and GES Purchase Price consistent with the principles of this Section 2.5 and taking into account any allocation of the Purchase Price made pursuant to Section 7.2(f). If Sellers’ Representative does not give written notice to Buyer within fifteen (15) days after receipt from Buyer of such draft IRS Form 8594 that Sellers’ Representative disagrees with any part or all of such allocation, then such allocation as so proposed by Buyer shall be deemed agreed by Sellers’ Representative and Buyer for purposes of this Section 2.5. If Sellers’ Representative does so give notice of any such objection, then for a period of ten (10) days Buyer and Sellers’ Representative shall negotiate in good faith to reach mutual agreement regarding any matters subject to such objection and the allocation of the GES Holdings Purchase Price and GES Purchase Price consistent with the requirements of this Section 2.5, and if Buyer and Sellers’

Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions marked [***].

Representative do reach such agreement within such period, then the allocation so agreed upon shall be deemed agreed by the Parties for purposes of this Section 2.5. In the event that Sellers’ Representative does give notice of any such objection and Buyer and Sellers’ Representative are unable to reach agreement on all such matters, then the allocation of the GES Holdings Purchase Price and GES Purchase Price, to the extent not so agreed, shall be determined by Deloitte LLP, independent public accountants, provided that if Deloitte LLP is unable to serve, Buyer and Sellers’ Representative shall appoint by mutual agreement the office of a nationally recognized firm of independent certified public accountants other than the accountants of Buyer or Sellers’ Representative (the “Independent Accountants”). The Parties agree that they shall jointly instruct the Independent Accountants to (A) make their determination of the allocation of the GES Holdings Purchase Price and GES Purchase Price based on their independent review (which will be in accordance with the guidelines and procedures set forth in this Agreement) and, at the Independent Accountants discretion, a one-day conference, at which conference each of Buyer and Sellers’ Representative shall have the right to present its respective position with respect to such dispute and have present its respective advisors, counsel and accountants, (B) render a final resolution in writing to Buyer and Sellers’ Representative (which final resolution shall be requested by Buyer and Sellers’ Representative to be delivered not more than thirty (30) days following submission of such disputed matters), which shall be final, conclusive and binding on the Parties with respect to the allocation of the GES Holdings Purchase Price and GES Purchase Price as finally determined by the Independent Accountants, and (C) provide a written report to Buyer and Sellers’ Representative, if requested by either of them, which sets forth in reasonable detail the basis for the Independent Accountants’ final determination. No appeal from such determination shall be permitted. The fees and expenses of the Independent Accountants shall be borne 50% by each of Buyer and Sellers. Judgment upon any decision by the Independent Accountants may be enforced by any court having jurisdiction thereof. The final allocation of the GES Holdings Purchase Price and GES Purchase Price as agreed upon by Buyer and the Sellers’ Representative or as determined by the Independent Accounts is hereinafter referred to as the “U.S. Allocation.”
(ii)    The Buyer shall be entitled to revise the U.S. Allocation, in accordance with Code Section 1060 and the Treasury Regulations, to appropriately take into account any payments made under this Agreement treated as an adjustment to the consideration for the portion of the Acquired Assets owned by either GES Holdings or GES for federal, state and local income tax purposes and shall promptly provide the Sellers with such revisions to the U.S. Allocation.
(c)    [RESERVED.]
(d)    The Parties agree that the allocations set forth in Section 2.5 are reasonable and covenant and agree that they will (1) at their respective costs, report, act and file Tax Returns, and any other filings, declarations or reports with the IRS and/or other taxing authorities in respect thereof including the reports required to be filed under Code Section 1060, in all respects and for all purposes consistent with the allocation (including any adjustment thereto made pursuant to Section 2.5(b)(i) of this Agreement) unless otherwise required pursuant to a final determination (within the meaning of Code Section 1313(a) or corresponding provision of state, local or foreign Tax law); and (1) promptly advise each other regarding the existence of any Tax audit, controversy or litigation related to the allocations.
2.6    Closing. Unless this Agreement is earlier terminated pursuant to Section 9.1, the closing of the Contemplated Transactions (the “Closing”) will be held by electronic exchange of documents (a) two (2) Business Days after the conditions set forth Section 6 are satisfied (other than those conditions that by their nature are normally satisfied at the Closing, but subject to the satisfaction of such conditions at the Closing) or waived, or (b) such other time and place as the Parties may agree (the “Closing Date”).

Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions marked [***].

2.7    Closing Deliveries. In addition to any other documents to be delivered or other conditions to be satisfied or obligations to be performed under other provisions of this Agreement and/or the Local Country Purchase Agreements, at or prior to the Closing:
(a)    Sellers shall have delivered or otherwise provided (or caused to have been delivered or otherwise provided):
(i)    the Bill of Sale and Assignment and Assumption Agreement for all the Acquired Assets and Assumed Liabilities in the form of Exhibit 2.7(a)(i) (the “Bill of Sale and Assignment and Assumption Agreement”), duly executed by each Seller;
(ii)    assignments of all Intellectual Property Rights and Licensed Rights, if any, and separate assignments of all Registered Intellectual Property Rights, if any, in form and substance satisfactory to Buyer, duly executed by each Seller, as applicable;
(iii)    for each interest in real property, a recordable general warranty deed, an Assignment and Assumption of Lease or such other appropriate document or instrument of transfer, as the case may require, each in form and substance satisfactory to Buyer and its legal counsel and executed by each Seller, as applicable;
(iv)    such other customary deeds, bills of sale, assignments, certificates of title, documents, affidavits and other instruments of transfer and conveyance as may reasonably be requested by Buyer, each in form and substance satisfactory to Buyer and its legal counsel and executed by each Seller, as applicable;
(v)    employment agreements in a form reasonably acceptable to Buyer, duly executed by each of [***] (collectively, the “Employment Agreements”);
(vi)    a customary pay-off letter or letters for all Indebtedness secured by any Encumbrance (other than Permitted Encumbrances) on the Acquired Assets, evidencing the total pay-off amount thereof (the “Loan Payoff Amount”) and indicating the release, upon payment of the Loan Payoff Amount, of all such Encumbrances and otherwise in form and substance reasonably satisfactory to Buyer and its legal counsel;
(vii)    an escrow agreement in the form of Exhibit 2.7(a)(vii) (the “Escrow Agreement”), duly executed by each Seller and the Escrow Agent;
(viii)    non-competition and non-solicitation agreements in the form of Exhibit 2.7(a)(viii) (collectively, the “Non-Competition and Non-Solicitation Agreements”), duly executed by each of the individuals listed on Schedule 2.7(a)(viii) attached hereto.
(ix)    a certificate pursuant to and in the form described in Treasury Regulations Section 1.1445-2(b)(2), certifying that each of GES and GES Holdings is not a foreign person within the meaning of Code Sections 1445 and 897 (a “FIRPTA Certificate”) (which FIRPTA Certificate shall be prepared by and provided to Sellers by Buyer). Notwithstanding anything to the contrary in this Agreement, if Buyer does not obtain the FIRPTA Certificate from GES and GES Holdings, Buyer shall be entitled to proceed with the Closing and withhold from the Purchase Price (and any adjustment thereto) otherwise payable to Sellers, as applicable, the appropriate amounts required to be withheld pursuant to Code Section 1445;

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(x)    a certificate of the Secretary (or equivalent thereof) of each Seller certifying, as complete and accurate as of the Closing, attached copies of the Governing Documents of each Seller, certifying and attaching all requisite resolutions or actions of each Seller’s board of directors (or equivalent thereof) and equity holders approving the execution and delivery of this Agreement, the documents executed in connection with this Agreement and/or delivered hereby, the consummation of the Contemplated Transactions and the change of name of each Seller contemplated by Section 7.9, and certifying to the incumbency and signatures of the officers of each Seller executing this Agreement and any other document relating to the Contemplated Transactions, accompanied by the requisite documents for amending the relevant Governing Documents of each Seller required to effect such change of name in form sufficient for filing with the appropriate Governmental Body;
(xi)    the Consents and Governmental Authorizations set forth in Schedule 2.7(a)(xi), duly executed by the applicable Governmental Body or other Third Party, or, if applicable, evidence, in a form and substance satisfactory to Buyer in its sole and absolute discretion, that Buyer will be able to operate the Business as normal, pending the issuance of any such Consent or Government Authorization that is not obtained prior to Closing;
(xii)    if requested by Buyer, any Consents or other instruments that may be required to permit Buyer’s qualification in each jurisdiction in which Sellers are licensed or qualified to do business as a foreign corporation or entity under the name “GES” or any derivative thereof;
(xiii)    releases of all Encumbrances on the Acquired Assets (other than Permitted Encumbrances) pursuant to release documents satisfactory to Buyer;
(xiv)    certificates dated as of a date reasonably acceptable to Buyer as to the good standing of each Seller and payment of all applicable Taxes by Sellers, executed by the appropriate officials of the jurisdiction where each Seller is organized and each jurisdiction in which each Seller is licensed or qualified to do business as a foreign corporation or entity as specified in Schedule 3.1(a);
(xv)    evidence satisfactory to Buyer that Sellers have terminated all Current Employees, other than the Current Employees of GES Vietnam;
(xvi)    evidence that Sellers have assigned to Buyer, effective upon Closing, any existing non-compete agreements with current employees of Sellers; and
(xvii)    [RESERVED.]
(xviii)    a certificate, dated the Closing Date and signed by a duly authorized officer of each Seller, to the effect that each of the conditions set forth in Sections 6.2(b) and 6.2(c) have been satisfied.
(b)    Buyer shall have delivered (or caused to have been delivered):
(i)    to Sellers’ Representative, the Base Purchase Price plus the Estimated Closing Adjustment Amount, if any, less the Escrow Amount less one-half of the fees due to the Escrow Agent less the Loan Payoff Amount less the Excess Vietcom Bank Indebtedness, if any, by wire transfer to an account or accounts and in such amounts specified by Sellers’ Representative in writing;

Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions marked [***].

(ii)    The Escrow Agreement, executed by Buyer and the Escrow Agent, together with the delivery to the Escrow Agent of the Escrow Amount plus the fees due to the Escrow Agent thereunder by wire transfer to an account specified by the Escrow Agent;
(iii)    the Bill of Sale and Assignment and Assumption Agreement, the Employment Agreements, and the Non-Competition and Non-Solicitation Agreements, each duly executed by Buyer;
(iv)    to the Persons specified, and as directed, in the applicable pay-off letters, the Loan Payoff Amount;
(v)    to Sellers, a certificate of the Secretary of Buyer certifying, as complete and accurate as of the Closing, attached copies of the Governing Documents of Buyer and certifying and attaching all requisite resolutions or actions of Buyer’s board of directors approving the execution and delivery of this Agreement and the consummation of the Contemplated Transactions and certifying to the incumbency and signatures of the officers of Buyer executing this Agreement and any other document relating to the Contemplated Transactions; and
(vi)    to Sellers, a certificate, dated the Closing Date and signed by a duly authorized officer of Buyer to the effect that each of the conditions set forth in Sections 6.1(a) and 6.1(b) has been satisfied.
2.8    Adjustment Procedure.
(a)    At least three Business Days prior to the Closing Date, GES Holdings shall deliver to Buyer financial statements of the Acquired Assets and Assumed Liabilities as of the Effective Time (the “Estimated Closing Financial Statements”) on the same basis and applying the same accounting principles, policies and practices that were used preparing the Target Working Capital set forth on Schedule 2.8 hereof, and which sets forth Sellers’ estimate of the Working Capital as of the Closing Date (the “Estimated Closing Working Capital”). As set forth on the Estimated Closing Financial Statements, the “Estimated Closing Adjustment Amount” (which may be a positive or negative number) is equal to the amount determined by subtracting the Target Working Capital from the Estimated Closing Working Capital.
(i)    If the Estimated Closing Adjustment Amount as determined is:
(1)    less than the Target Working Capital by an amount that is greater than $413,736.00, then the Purchase Price shall be decreased by the amount of such shortfall;
(2)    an amount that is not greater than the Target Working Capital by more than $413,736.00 or less than the Target Working Capital by more than $413,736.00 then the Purchase Price shall not be increased or decreased by any amount; or
(3)    greater than the Target Working Capital by an amount that is greater than $413,736.00, then the Purchase Price shall be increased by the amount of such excess.
(b)    Buyer shall prepare post-closing financial statements of the Acquired Assets and Assumed Liabilities as of the Effective Time (the “Closing Financial Statements”) on the same basis and

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applying the same accounting principles, policies and practices that were used preparing the Balance Sheet. Buyer shall then determine the Working Capital as of the Closing Date (the “Closing Working Capital”) based upon the Closing Financial Statements and using the same methodology as was used to calculate the Target Working Capital. As set forth on the Closing Financial Statements, the “Closing Adjustment Amount” (which may be a positive or negative number) will be equal the amount determined by subtracting the Target Working Capital from the Closing Working Capital. Buyer shall deliver the Closing Financial Statements and its determination of the Closing Working Capital and the Closing Adjustment Amount to Sellers’ Representative within ninety (90) days following the Closing Date.
(c)    If within thirty (30) days following delivery to Sellers’ Representative of the Closing Financial Statements and, based thereon, Buyer’s determination of Closing Working Capital and the Closing Adjustment Amount Sellers’ Representative has not given Buyer written notice of Buyer’s objection to Sellers’ Representative’s determination of Closing Working Capital and the Closing Adjustment Amount (which notice shall state the basis of Sellers’ Representative’s objection in reasonable detail), then Closing Working Capital and the Closing Adjustment Amount as so determined by Buyer shall be binding and conclusive on the Parties.
(d)    If Sellers’ Representative duly gives Buyer such notice of objection, and if Sellers’ Representative and Buyer fail to agree on the Closing Adjustment Amount within thirty (30) days of Buyer’s receipt of the objection notice from Sellers’ Representative, either Sellers’ Representative or Buyer may at any time thereafter elect, by written notice to the other Party, to have the Closing Adjustment Amount determined by the Independent Accountants. Upon delivery of such written notice, each of Sellers’ Representative and Buyer shall promptly (and, in any case, no later than ten (10) days thereafter) deliver to the Independent Accountants and to the other Party its proposed Closing Financial Statements and, based thereon, its determination of Closing Working Capital and the Closing Adjustment Amount. The Parties agree that they shall jointly instruct the Independent Accountants to (A) make their determination of the Closing Working Capital and the Closing Adjustment Amount based on their independent review (which will be in accordance with the guidelines and procedures set forth in this Agreement) and, at the Independent Accountants discretion, a one-day conference concerning the Amount in Dispute, at which conference each of Buyer and Sellers’ Representative shall have the right to present its respective position with respect to such dispute and have present its respective advisors, counsel and accountants, (B) render a final resolution in writing to Buyer and Sellers’ Representative (which final resolution shall be requested by Buyer and Sellers’ Representative to be delivered not more than thirty (30) days following submission of such disputed matters), which shall be final, conclusive and binding on the Parties with respect to the Closing Working Capital and the Closing Adjustment Amount as finally determined by the Independent Accountants, and (C) provide a written report to Buyer and Sellers’ Representative, if requested by either of them, which sets forth in reasonable detail the basis for the Independent Accountants’ final determination. No appeal from such determination shall be permitted. The fees and expenses of the Independent Accountants shall be borne 50% by each of Buyer and Sellers’ Representative. Judgment upon any decision by the Independent Accountants may be enforced by any court having jurisdiction thereof.
(e)    If the Closing Adjustment Amount as finally determined is:
(i)    less than the Target Working Capital by an amount that is greater than $413,736.00, then, within three (3) Business Days after such determination, Sellers shall pay or cause to be paid the amount, if any, by which the Closing Adjustment Amount is less than the Estimated Closing Adjustment Amount (and such payment shall result in an immediate downward adjustment to the Purchase Price by such amount) as directed by Buyer by wire transfer of immediately available funds to such bank account or accounts as Buyer shall specify to Sellers’ Representative in writing;

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(ii)    an amount that is not greater than the Target Working Capital by more than $413,736.00 or less than the Target Working Capital by more than $413,736.00, then: (1) the Purchase Price shall not be increased or decreased by any amount, and (2) no payment shall be made to Buyer or Seller pursuant to this Section 2.8, or otherwise on account of the Adjustment Amount; or
(iii)    greater than the Target Working Capital by an amount that is greater than $413,736.00, then, within three (3) Business Days after such determination, the Buyer shall pay or cause to be paid the amount, if any, by which the Closing Adjustment Amount is greater than the Estimated Closing Adjustment Amount (and such payment shall result in an immediate upward adjustment to the Purchase Price by such amount) to or as directed by Sellers’ Representative by wire transfer of immediately available funds to such bank account or accounts as Sellers’ Representative shall specify to Buyer in writing.
2.9    Escrow of Escrow Amount. The Escrow Agreement will provide for, among other things, deposit of the Escrow Amount with the Escrow Agent and the maintenance and distribution thereof by the Escrow Agent for a period of twenty-four (24) months from and after the Closing.
2.10    Third Party Consents. To the extent that each Seller’s rights under any Contract or Governmental Authorization constituting an Acquired Asset, or any other Acquired Asset, may not be assigned to Buyer without the consent of another Person which has not been obtained, this Agreement shall not constitute an agreement to assign the same if an attempted assignment would constitute a breach thereof or be unlawful, and such Seller, at its expense, shall use its reasonable best efforts to obtain any such required consent(s) as promptly as possible. If any such consent shall not be obtained or if any attempted assignment would be ineffective or would impair Buyer’s rights under the Acquired Asset in question so that Buyer would not in effect acquire the benefit of all such rights, such Seller, to the maximum extent permitted by law and the Acquired Asset, shall act after Closing as Buyer’s agent in order to obtain for it the benefits thereunder and shall cooperate, to the maximum extent permitted by Legal Requirement and the Acquired Asset, with Buyer in any other reasonable arrangement designed to provide such benefits to Buyer.
3.    REPRESENTATIONS AND WARRANTIES OF SELLERS.
Each Seller (including, for the avoidance of doubt, GES Holdings on behalf of and with respect to itself and with respect to GES Vietnam in each instance where the term Seller is used in this Section 3), as applicable, jointly and severally represents and warrants to Buyer that the statements contained in this Section 3 are true and correct as of the date hereof and as of the Closing Date, except as disclosed in the Disclosure Schedules.
3.1    Organization and Good Standing.
(a)    Schedule 3.1(a) contains a complete and accurate list of such Seller’s jurisdictions of incorporation and any other jurisdictions in which it is qualified to do business as a foreign entity. Such Seller is duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, with full power and authority to conduct the Business, to own or use the assets or property that it purports to own or use, and to perform all its obligations under the Contracts. Such Seller is duly qualified to do business as a foreign entity and is in good standing under the laws of each state or other jurisdiction in which either the ownership or use of the assets or properties owned or used by it, or the nature of the activities conducted by it, requires such qualification.

Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions marked [***].

(b)    Except as set forth in Schedule 3.1(b), such Seller does not have any Subsidiaries and does not own any capital stock or other securities of any other Person.
(c)    Such Seller has made available to Buyer complete and accurate copies of the Governing Documents of such Seller, each as currently in effect.
3.2    Enforceability; Authority; No Conflict.
(a)    This Agreement and any other document executed in connection with this Agreement to which any Seller is a party constitutes the legal, valid and binding obligation of such Seller, enforceable against it in accordance with its terms. Upon the execution and delivery by such Seller of each agreement to be executed or delivered by such Seller at the Closing (collectively, the “Sellers Closing Documents”), each such Sellers Closing Document will constitute the legal, valid and binding obligation of such Seller, enforceable against it in accordance with its terms. Such Seller has the full right, power and authority to execute and deliver this Agreement, any other document executed in connection with this Agreement to which any Seller is a party, and each Sellers Closing Document to which it is a party and to perform its respective obligations under this Agreement, any other document executed in connection with this Agreement to which any Seller is a party, and Sellers Closing Documents, and such action has been duly authorized by all necessary action such Seller’s respective board of directors (or equivalent thereof) and no other authorizations or actions on the part of any Seller are necessary except for the approval of the equity holders of GES Holdings.
(b)    Except as set forth in Schedule 3.2(b), assuming that all consents, approvals, authorizations and other actions described in Section 3.2(c) are obtained, neither the execution and delivery of this Agreement and/or any other document executed in connection with this Agreement to which any Seller is a party nor the consummation or performance of any of the Contemplated Transactions will, directly or indirectly (with or without notice or lapse of time): (i) contravene or conflict with the Governing Documents of such Seller or any resolution adopted by such Seller’s board of directors (or equivalent thereof) or equity holders; (ii) contravene or conflict with or constitute a violation of any provision of any Legal Requirement, judgment, injunction, Order or decree binding upon or applicable to such Seller, the Acquired Assets or the Business; (iii) give any Governmental Body or other Person the right to challenge any of the Contemplated Transactions or to exercise any remedy or obtain any relief under any Legal Requirement or any Order to which such Seller or any of the Acquired Assets may be subject; (iv) contravene, conflict with or result in a violation or breach of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate or modify, any Governmental Authorization that is held by such Seller or that otherwise relates to the Acquired Assets or to the Business; (v) Breach any provision of, or give any Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or payment under, or to cancel, terminate or modify, any Contract (excluding Company Benefit Plans retained by Sellers); or (vi) result in the imposition or creation of any Encumbrance upon or with respect to any of the Acquired Assets.
(c)    Except as set forth in Schedule 3.2(c), such Seller is not required to give any notice to or obtain any Consent from any Person, whether pursuant to a Contract, Governmental Authorization or Legal Requirement, in connection with the execution and delivery of this Agreement, any other document executed in connection with this Agreement to which any Seller is a party, and the Sellers Closing Documents or the consummation or performance of any of the Contemplated Transactions.
3.3    Ownership of Sellers. The authorized equity securities of GES Holdings consist of 42,000,000 shares of common stock, no par value per share, of which 11,752,462 shares are issued and

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outstanding, and 23,526,536 shares of preferred stock, no par value per share, all of which are issued and outstanding. Schedule 3.3 contains a complete and correct list of the owners of such equity securities. GES Holdings wholly owns GES, and GES wholly owns each of GES Infotek, GES Japan, GES Suzhou, Suzhou Trading and GES Vietnam. All the outstanding equity securities of each Seller have been duly authorized and validly issued, and are fully paid and non-assessable. There are no Contracts relating to the issuance, sale or transfer of any equity securities or other securities of Sellers. None of the outstanding equity securities of Sellers was issued in violation of the Securities Act of 1933, as amended (the “Securities Act”), or any other Legal Requirement.
3.4    Financial Statements. Each Seller has delivered to Buyer: (a) balance sheet of such Seller as at December 31, 2017 (including the notes thereto, the “Balance Sheet”), and the related statements of income, changes in owners’ equity and cash flows for the fiscal year then ended, including in each case the notes thereto, together with a report thereon of Abbott, Stringham & Lynch (in the U.S.), Roy Varghese & Associates (in India), Welsen CPA Company (in China), and Deloitte Vietnam (in Vietnam), independent certified public accountants (collectively, the “Independent Accounts”), such independent accounts to be audited to the extent the relevant audits have been completed and otherwise shall be management prepared statements; (b) audited balance sheets of each Seller as at December 31, 2016 and 2015, and the related audited statements of income, changes in owners’ equity and cash flows for the fiscal years then ended, including in each case the notes thereto together with the report thereon of the respective Independent Accountants; and (c) an unaudited, management prepared, balance sheet of each Seller at March 31, 2018, (the “Interim Balance Sheet”) and the related statement of income, for the two (2) month(s) then ended, including in each case the notes thereto certified by each Seller’s chief financial officer (or equivalent thereof). Such financial statements fairly present the financial condition and the results of operations, changes in owners’ equity and cash flows of each Seller as at the respective dates of and for the periods referred to in such financial statements, all in accordance with GAAP. The financial statements referred to in this Section 3.4 reflect the consistent application of such accounting principles throughout the periods involved, except as disclosed in the notes to such financial statements. The financial statements have been prepared from and are in accordance with the accounting Records of each Seller. Each Seller has delivered to Buyer all letters from such Seller’s auditors to such Seller’s board of directors or the audit committee thereof during the thirty-six (36) months preceding the execution of this Agreement, together with copies of all responses thereto.
3.5    Books and Records. The books of account and other financial Records of Sellers, all of which have been made available to Buyer, are complete and correct in all material respects and represent actual, bona fide transactions and have been maintained in accordance with sound business practices. The statutory registers and minute books of Sellers, all of which have been made available to Buyer, contain accurate and complete Records of all meetings held, and corporate action taken, by the equity holders, the boards of directors and committees thereof (and any similar governing bodies and committees) of Sellers.
3.6    Sufficiency of Assets. Except as set forth in Schedule 3.6, the Acquired Assets (i) constitute all of the property and assets (real, personal or mixed, tangible and intangible) of every kind and description, necessary to operate the Business in the manner presently operated by such Seller, and (ii) include all of the operating assets and properties of such Seller.
3.7    Owned Real Property. Schedule 3.7 sets forth a correct and complete list of all Owned Real Property that Sellers own in connection with the Business, including all encumbrances, easements or rights of way of record (or, if not of record, of which any Seller has notice or Knowledge) granted on or appurtenant to or otherwise affecting the Owned Real Property. Other than the Owned Real Property described in Schedule 3.7 Sellers do not own, and have not at any time owned, any parcel of real property or other interest in real property used in the Business. To Sellers’ Knowledge, each of the Owned Real Property is in compliance with all restrictions, covenants and agreements related to the applicable Owned

Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions marked [***].

Real Property. To Sellers’ Knowledge, no variances are needed, and none have been granted, with respect to the Owned Real Property. No public improvements have been commenced and, to Sellers’ Knowledge, none are planned that may result in special assessments against or otherwise materially adversely affect any Owned Real Property (individually or in the aggregate). No portion of any Owned Real Property is subject to any rollback Taxes, recapture provisions, additional Taxes or assessments, or penalties as a result of having been at any time classified or zoned for agricultural, forest cropland, or similar use. To Sellers’ Knowledge, there is no (i) planned or proposed increase in assessed valuations of any Owned Real Property, (ii) order by any Governmental Body or Proceeding requiring repair, alteration or correction of any existing condition affecting any Owned Real Property or the systems or Improvements thereat; (iii) condition or defect that could give rise to an order by any Governmental Body or Proceeding of the type described in subclause (ii); or (iv) work that has been done or labor or materials that has or have been furnished to any Owned Real Property during the period of one year immediately preceding the date of this Agreement (or during the period between the date hereof and the Closing Date) for which Encumbrances could be filed against the Owned Real Property that has not been, or will not be, fully paid prior to Closing. To Sellers’ Knowledge, there is no existing, proposed or contemplated plan to construct, modify or realign any street, highway, power line or pipeline that would adversely affect the current or planned use or occupancy of any Owned Real Property. To Sellers’ Knowledge, here is not any claim of adverse possession or prescriptive rights involving or affecting any Owned Real Property. To Sellers’ Knowledge, no condition or matter exists (including any Legal Requirement) that would render any Owned Real Property unsuitable for or prohibit its current use or that would require material changes, remediation or improvements in order to continue its current use.
3.8    Leased Real Property. Schedule 3.8 contains a complete and correct list of each parcel of real property or interest in real property (collectively, “Leased Real Property”) held under lease, sublease, license or any other occupancy arrangement in which such Seller holds an interest (each, a “Real Property Lease”), together with a true, correct and complete list of all such Real Property Leases and all amendments and supplements thereto. Such Seller has good and valid leasehold title in all Real Property Leases, and, in each case, to the Knowledge of such Seller, free and clear of all Encumbrances other than Permitted Encumbrances. Such Seller has not assigned its interest under any Real Property Lease or to the Owned Real Property, or leased, subleased or sublicensed all or any part of the space demised thereby, to any Person (other than Buyer). No renewal or other option has been exercised under any of the Real Property Leases, except such renewal or other options whose exercise has been evidenced by a written document, a true, correct and complete copy of which has been delivered to Buyer with the corresponding Real Property Lease. Each Real Property Lease is valid and binding in all material respects upon such Seller and, to the Knowledge of such Seller, each other party thereto, and is in full force and effect and modified as of the date hereof. Such Seller is in compliance in all material respects with the terms of each Real Property Lease and to the Knowledge of such Seller, no event has occurred and no condition exists which, with the giving of notice or the lapse of time or both, would give rise to a right on the part of the landlord thereunder to terminate a Real Property Lease. Each landlord under the Real Property Leases is in compliance in all material respects with the terms of each Real Property Lease and to the Knowledge of such Seller, no event has occurred and no condition exists which, with the giving of notice or the lapse of time or both, would give rise to a default by the landlord of such Real Property Lease.
3.9    Title to Assets; Encumbrances. Sellers have good and marketable title to, or valid and subsisting leasehold interests in the Acquired Assets, including the Owned Real Property and Leased Real Property, free and clear of all Encumbrances, except for Permitted Encumbrances. Upon consummation of the Contemplated Transactions, Buyer will have acquired good and marketable title to, or a valid and subsisting leasehold interest in and to, each of the Acquired Assets, including the Owned Real Property and Leased Real Property, free and clear of all Encumbrances, except for Permitted Encumbrances.

Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions marked [***].

3.10    Condition of Facilities.
(a)    Use of the Owned Real Property and Leased Real Property for the various purposes for which used is, and to the Sellers’ Knowledge at all times since January 1, 2015 has been, permitted as of right under all applicable zoning Legal Requirements. The Owned Real Property and Leased Real Property and all Improvements thereon are, and to the Sellers’ Knowledge at all times since January 1, 2015 has been, in compliance with all applicable Legal Requirements in all material respects, including those pertaining to zoning, building and the disabled, are in good repair and in good condition, ordinary wear and tear excepted, and are free from latent and patent defects. No part of any of such Improvements encroaches on any real property not included in the Owned Real Property or the Leased Real Property. All utility systems serving the Owned Real Property or Leased Real Property are adequate to operate the Business in the manner presently operated by Sellers. All Owned Real Property and all Leased Real Property have adequate access for ingress from and egress to a public way. There is no pending or, to the Knowledge of Sellers, threatened condemnation, eminent domain or similar proceeding with respect to any of the Owned Real Property or Leased Real Property. Neither the Owned Real Property nor the Leased Real Property is located within any flood plain or area subject to wetlands regulation or any similar restriction.
(b)    Each item of Tangible Personal Property is in good repair and good operating condition, ordinary wear and tear excepted, is suitable for immediate use in the ordinary course of business, consistent with past practice, and is free from latent and patent defects. No item of Tangible Personal Property is in need of repair or replacement other than as part of routine maintenance in the ordinary course of business, consistent with past practice. Except as disclosed in Schedule 3.10(b), as of Closing, all Tangible Personal Property used in the Business is in the possession of Sellers.
3.11    Accounts Receivable. Except as disclosed in Schedule 3.11: (a) the Accounts Receivable reflected on the Interim Balance Sheet or, if arising since the date of the Interim Balance Sheet, the books of account of Sellers are bona fide, represent valid obligations owing to Sellers, and have arisen or were acquired in the ordinary course of business, and in a manner substantially consistent with past practice and with the regular credit practices of Sellers; (b) each Seller’s provision for doubtful accounts reflected on the Interim Balance Sheet has been determined in accordance with GAAP consistently applied; and (c) since the date of the Interim Balance Sheet, no Seller has not canceled, reduced, discounted, credited or rebated or agreed to cancel, reduce, discount, credit or rebate, in whole or in part, any Accounts Receivables, except in the ordinary course of business, consistent with past practice. Schedule 3.11 contains a complete and accurate list of all Accounts Receivable as of the date of the Interim Balance Sheet, which list sets forth the aging of each such Account Receivable.
3.12    Inventories. Except for reserves reflected on the Interim Balance Sheet, the Inventories of each Seller (including that reflected on the Interim Balance Sheet), taken as a whole, are in merchantable condition, are suitable and usable or, in the case of finished goods, salable in the ordinary course of business, consistent with past practice, for the purposes for which such Inventories were intended, and have been reflected on the Interim Balance Sheet and carried on the books of account of such Seller at the lower of cost or market value.
3.13    No Undisclosed Liabilities. Except for (a) Liabilities reflected on the Interim Balance Sheet and Current Liabilities that were incurred in the ordinary course of business, consistent with past practice, since the date of the Interim Balance Sheet, (b) obligations of future performance under executory Contracts and (c) obligations incurred pursuant to this Agreement, such Seller has no Liabilities.

Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions marked [***].

3.14    Taxes.
(a)    All Tax Returns required to be filed and relating in any manner to any of the Acquired Assets or the Business have been timely filed with the appropriate Governmental Body in all jurisdictions in which such Tax Returns are required to be filed. All such Tax Returns (i) were prepared in the manner required by the applicable Legal Requirement and (ii) are true, correct and complete in all material respects.
(b)    Such Seller has paid, or caused to be paid, all Taxes due with respect to all of the Acquired Assets or the Business whether or not shown (or required to be shown) on a Tax Return; and such Taxes paid include those for which such Seller may be liable in their own right, or as the transferee of the assets of, or as successor to, any other entity.
(c)    There has been no notice of a deficiency or assessment or other claim relating in any manner to any of the Acquired Assets or the Business from any Governmental Body which has not been fully paid or finally settled. There are no current audits or examinations of, and no notice of audit or examination of, any Tax Return that relates to any of the Acquired Assets or the Business. Such Seller has not given nor has there been given on such Seller’s behalf a waiver or extension of any statute of limitations relating to the payment of Taxes relating to any of the Acquired Assets or the Business.
(d)    Sellers have complied in all material respects with all Legal Requirements, rules and regulations relating to the withholding of Taxes and the payment thereof to the appropriate Governmental Body, including, without limitation, Taxes required to have been withheld and paid in connection with amounts paid or owing to any current or former employee or independent contractor, creditor, shareholder or other third party, and all IRS Forms W-2, 1099 or 1042-S required with respect thereto have been properly completed and filed.
(e)    No claim has ever been made by any Governmental Body with respect to any of the Acquired Assets or the Business in a jurisdiction where a Seller does not file Tax Returns that a Seller may be subject to taxation in that jurisdiction.
(f)    There are no Encumbrances on any of the Acquired Assets that arose in connection with any failure (or alleged failure) to pay any Taxes and there are no Encumbrances for any Tax upon any Acquired Asset other than for Taxes not yet due and payable. Buyer will not be liable for, and none of the Acquired Assets will be subject to an Encumbrance with respect to any Taxes arising out of, relating to or in respect of the Business or any of the Acquired Assets for any Tax period or portion thereof ending on or before the Closing Date.
(g)    None of the Acquired Assets is (i) “tax-exempt use property” within the meaning of Section 168(h) of the Code, (ii) “tax-exempt bond financed property” within the meaning of Section 168(g)(5) of the Code or (iii) property that is required to be treated as owned by another Person pursuant to the provisions of Section 168(f)(8) of the Internal Revenue Code of 1954, as amended and in effect immediately prior to the enactment of the Tax Reform Act of 1986.
(h)    Such Seller will not be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any “closing agreement” as described in Code Section 7121 (or any corresponding provision of state, local or non-U.S. income Tax law).
(i)    None of the Assumed Liabilities is an obligation to make a payment that is not deductible under Code Section 280G. Such Seller is not a party to any Tax allocation or sharing

Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions marked [***].

agreement. The Sellers (i) (other than the filing of a consolidated federal income Tax Return for 2017 by GES Holdings and GES) have not been a member of an affiliated group filing a consolidated federal income Tax Return; and (ii) have no liability for Taxes of any Person under Treasury Regulations 1.1502-6 (or any similar provision of state, local or non-U.S. law) as a transferee or successor, by contract or otherwise.
(j)    Such Seller has not distributed stock of another Person, or has had its stock distributed by another Person, in a transaction that was purported or intended to be governed in whole or in part by Code Section 355 or Code Section 361.
(k)    Such Seller has not been a party to any “reportable transaction” as defined in Code Section 6707A(c)(1) and Treasury Regulation Section 1.6011-4(b) or any “listed transaction,” as defined in Code Section 6707A(c)(2) and Treasury Regulation Section 1.6011-4(b)(2).
(l)    Each Seller other than GES and GES Holdings is a “controlled foreign corporation” as defined in Code Section 957(a), has never been a “passive foreign investment company” as defined in Code Section 1297 and is not a “surrogate foreign corporation” as defined in Code Section 7874(a)(2)(B). No Seller has an investment in “United States property” within the meaning of Code Section 956.
(m)    No Seller (i) has or has had a permanent establishment, office or fixed place of business, or otherwise been subject to Tax in any country other than the country in which it is organized. No Seller is subject to any gain recognition agreement under Code Section 367.
(n)    No Seller has agreed to, or has been requested in writing to make, any material adjustments pursuant to Code Section 482 or any corresponding provision of state, local or non-U.S. Law with respect to any intercompany transaction, and no Seller has received any notice in writing from the Internal Revenue Service or other relevant Governmental Body proposing any such adjustment.
(o)    All material documentation relating to any applicable Tax exemption, Tax holiday or reduced Tax rate granted by a Governmental Body with respect to the Acquired Assets or the Business that is not generally available to Persons without specific application therefor (each, a “Tax Grant”) that has current applicability to any of the Acquired Assets or the Business has been delivered or otherwise made available to Buyer. To the Seller’s Knowledge, each of the Sellers is in compliance with the terms and conditions of any Tax Grants in all material respects.
(p)    The Acquired Assets do not include any shares of capital stock of, or any other interest in, any other Person.
3.15    No Material Adverse Effect. Since the date of the Balance Sheet, there has not been any Material Adverse Effect, and no event has occurred or circumstance exists that would reasonably be expected to have a Material Adverse Effect.
3.16    Employee Benefits.
(a)    Schedule 3.16(a) sets forth a list of each material Company Benefit Plan.
(b)    Neither Sellers nor any ERISA Affiliate have any Liability under any Company Benefit Plan or any other “employee benefit plan” (within the meaning of Section 3(3) of ERISA) maintained by or contributed to by Sellers or any ERISA Affiliate that will become a Liability of Buyer or Buyer’s affiliates or result in any lien or Encumbrance on the Acquired Assets.

Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions marked [***].

(c)    Except as set forth in Schedule 3.16(c), such Seller and its ERISA Affiliates have complied with COBRA, and Sellers have no obligation under any Company Benefit Plan or otherwise to provide life or health insurance benefits to current or future terminated or retired employees of such Seller, or any other Person, except as specifically provided by COBRA.
(d)    With respect to each material Company Benefit Plan, complete and correct copies of the following documents (if applicable to such Company Benefit Plan) have previously been delivered or made available to Buyer: (i) all documents embodying or governing such Company Benefit Plan, and any funding medium for such Company Benefit Plan, trust agreement or insurance Contract, as they may have been amended to the date hereof; (ii) the most recent IRS determination or opinion letter with respect to any Company Benefit Plan that is a qualified retirement plan under Code Section 401(a).
(e)    Neither Sellers nor any ERISA Affiliate has, within the six-year period ending on the date hereof, sponsored, maintained, contributed to or have any Liability or obligation with respect to any “multiemployer plan,” as such term is defined in Section 3(37) of ERISA, “multiple employer welfare association,” within the meaning of Section 3(40) of ERISA, or any plan of the type described in Sections 4063 and 4064 of ERISA or in Section 413 of the Code (and any regulations promulgated thereunder).
(f)    No facts or circumstances exist with respect to any Company Benefit Plan, that is subject to Title IV of ERISA, which could or would give rise to an Encumbrance on the Acquired Assets under Section 4068 of ERISA or otherwise.
3.17    Compliance With Laws.
(a)    Except as set forth on Schedule 3.17(a), such Seller has, and the Acquired Assets include, all Governmental Authorizations, including all Permits and Environmental Permits, necessary to lawfully carry on the Business as it is currently being conducted, to own the assets it owns, including the Owned Real Property, or lease the assets it holds under lease, including the Leased Real Property, and to perform all of its obligations under the Contracts, and Schedule 3.17(a) correctly describes each such Governmental Authorization (including any application for grant of such Governmental Authorization), together with the name of the Governmental Body issuing such Governmental Authorization and their respective dates of issuance and expiration. All fees and charges with respect to such Governmental Authorizations as of the date hereof have been paid in full. Except as set forth on Schedule 3.17(a), each such Governmental Authorization is valid and in full force and effect, and none of the Governmental Authorizations will be terminated or impaired or become terminable as a result of the Contemplated Transactions, unless, as noted on Schedule 3.17(a), such termination and replacement is required by a Governmental Body in order to effectuate an approved transfer of such Governmental Authorization. Such Seller has not received notice that any Governmental Body intends to cancel or terminate any such Governmental Authorizations. Upon consummation of the Contemplated Transactions and upon obtaining any required approvals, authorizations, transfers and/or assignments by Governmental Bodies as noted on Schedule 3.17(a), Buyer will have all of such Seller’s rights, title and interests in and to all of the Governmental Authorizations listed on Schedule 3.17(a).
(b)    Except as set forth on Schedule 3.17(b), (i) the Business is being and has at all times since January 1, 2015 been conducted in compliance in all material respects with all applicable Legal Requirements and all Governmental Authorizations required to be set forth on Schedule 3.17(a), and (ii) such Seller has not received any notice or other communication (whether oral or written) from any Governmental Body regarding (A) any actual, alleged, possible or potential violation of, or failure of Sellers or the Business to comply with, any applicable Legal Requirement or Governmental Authorizations required to be set forth on Schedule 3.17(a) or (B) any actual, alleged, possible or

Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions marked [***].

potential obligation on the part of such Seller to undertake, or to bear all or any portion of the cost of, any Remedial Action of any nature.
3.18    Legal Proceedings. Except as set forth in Schedule 3.18, there is no Proceeding pending or, to such Seller’s Knowledge, threatened, that relates to, or that may affect the Acquired Assets, the Assumed Liabilities or the Business, or that challenges or may have the effect of preventing, delaying, making illegal or otherwise interfering with this Agreement or any agreement executed in connection with this Agreement or to be delivered hereby or any action taken or to be taken in connection with this Agreement or the Contemplated Transactions. There are no outstanding Orders, writs, decrees or settlements that apply, in whole or in part, to the Acquired Assets or the Business that restrict the ownership or use of the Acquired Assets or the Business. To the Knowledge of such Seller, no event has occurred or circumstance exists that would reasonably be expected to give rise to or serve as a basis for the commencement of any such Proceeding.
3.19    Absence of Certain Changes and Events. Except as set forth in Schedule 3.19, since the date of the Balance Sheet, such Seller has conducted the Business only in the ordinary course, consistent with past practice, and there has not been any:
(a)    event, occurrence or development that has had, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;
(b)    Issuance, sale, or entry into any agreements or commitments to issue or sell any equity securities or securities convertible into or exchangeable for equity;
(c)    amendment to the Governing Documents of such Seller;
(d)    (i) increase (whether in cash, equity or property) in the base salary or other compensation payable by such Seller to any of its officers, directors or Current Employees (other than such increases to Current Employees of less than five percent (5%)), (ii) adoption of, increase in the payments to or benefits under, any savings, insurance, pension, retirement or other employee benefit plan or (iii) declaration, payment or commitment or obligation of any kind by such Seller for any severance or termination payment or any bonus, profit sharing, deferred compensation or other additional salary or compensation to any such person, other than pursuant to the terms of any existing written agreement, policy or plan of such Seller;
(e)    material damage to or destruction or loss of any asset or property of such Seller, whether or not covered by insurance;
(f)    entry into, termination of, or receipt of notice of termination of any license, distributorship, dealer, sales representative, joint venture, credit, or similar agreement;
(g)    entry into, termination of, or receipt of notice of termination of any Contract or transaction other than in the ordinary course of business consistent with past practice;
(h)    sale (other than sales of inventory in the ordinary course of business, consistent with past practice), lease or other disposition of, or mortgage, pledge or imposition of any Encumbrance on, any asset or property of such Seller, including any of the Intellectual Property Rights;
(i)    material change in the accounting methods used by such Seller;
(j)    commencement, settlement or agreement to settle any litigation or Proceeding; or

Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions marked [***].

(k)    agreement or commitment by such Seller to do any of the foregoing.
3.20    Contracts; No Defaults.
(a)    Schedule 3.20(a) contains an accurate and complete list, and such Seller has delivered to Buyer accurate and complete copies, of:
(i)    each Contract or commitment that involves performance of services or delivery of goods or materials by, or indebtedness of, such Seller of an amount or value in excess of Twenty-Five Thousand and 00/100 Dollars ($25,000.00);
(ii)    each Contract or commitment that involves performance of services or delivery of goods or materials to such Seller (other than employment or individual independent contractor agreements substantially in the Seller’s standard form made available to Buyer) of an amount or value in excess of Twenty-Five Thousand and 00/100 Dollars ($25,000.00);
(iii)    each Contract that was not entered into in the ordinary course of business, consistent with past practice;
(iv)    each lease, rental, occupancy, license, installment, conditional sale or other Contract or arrangement affecting the ownership of, leasing of, title to, use of, or any leasehold or other interest in, any real property providing for future monthly rental payments;
(v)    each lease, rental, license, installment, conditional sale or other Contract or arrangement affecting the ownership of, leasing of, title to, use of, or any leasehold or other interest in, any Tangible Personal Property providing for future monthly rental payments (except personal property leases and installment and conditional sales agreements having a value per item or aggregate payments of less than Ten Thousand and 00/100 Dollars ($10,000.00) and with a term of less than one year);
(vi)    each licensing agreement or other applicable Contract with respect to such Seller’s Intellectual Property Rights and Licensed Rights (whether inbound or outbound), including agreements with current or former employees, consultants, or contractors regarding the appropriation or the nondisclosure of any of the Intellectual Property Rights or Licensed Rights;
(vii)    each collective bargaining, employment, deferred compensation, severance and other agreement or any other type of the Sellers;
(viii)    each Contract or understanding with any of such Seller’s officers, directors, or employees, other than Employee Benefit Plans;
(ix)    each franchise, joint venture, partnership, strategic alliance, co-marketing, co-promotion, co-packaging or joint development Contract or other Contract involving a sharing of profits, losses, costs or liabilities by such Seller with any other Person;
(x)    each Contract containing covenants that in any way purport to restrict the business activity of such Seller or limit the freedom of such Seller to engage in any

Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions marked [***].

line of business or to compete with any Person or which contain any exclusivity, non-competition, non-solicitation or no-hire provisions;
(xi)    each Contract providing for payments to or by any Person based on sales, purchases, or profits, other than direct payments for goods;
(xii)    each Contract for capital expenditures in excess of Fifty Thousand and 00/100 Dollars ($50,000.00);
(xiii)    each written warranty, guaranty, and or other similar undertaking with respect to contractual performance by such Seller extended by such Seller;
(xiv)    each Contract with a Government Body;
(xv)    each Contract pursuant to which such Seller or any Subsidiary of such Seller has guaranteed any obligations of such Seller;
(xvi)    each Contract pursuant to which such Seller has a right of first option or right of first refusal with respect to material elements of the Contract or the transaction underlying the Contract; and
(xvii)    each amendment, supplement, and modification (whether oral or written) in respect of any of the foregoing.
Schedule 3.20(a) sets forth reasonably complete details concerning such Contracts, including the parties to the Contracts.
(b)    [INTENTIONALLY DELETED]
(c)    (i) Each Contract included in the Acquired Assets or the Assumed Liabilities is legal, valid, binding and enforceable against such Seller, and to the Knowledge of such Seller, against each other party thereto, has been executed in compliance with all applicable Legal Requirements, is in full force and effect and will continue to be so legal, valid, binding and enforceable and in full force and effect following the assignment of such Contract at the Closing or pursuant to other arrangements in accordance with this Agreement, as the case may be, and (ii) such Seller is not and, to such Seller’s Knowledge, no other party is, in breach or default, and, to the Knowledge of such Seller, no event has occurred which would constitute (with or without notice or lapse of time or both) a Breach (or give rise to any right of termination, modification, cancellation or acceleration) under any such Contract.
(d)    There are no renegotiations of, attempts to renegotiate or outstanding rights to renegotiate any material amounts paid or payable to such Seller under current or completed Contracts with any Person having the contractual or statutory right to demand or require such renegotiation and no such Person has made written demand for such renegotiation.
(e)    Each Contract relating to the sale, design, manufacture or provision of products or services by such Seller has been entered into in the ordinary course of business, consistent with past practice, of such Seller and has been entered into without the commission of any act alone or in concert with any other Person, or any consideration having been paid or promised, that is or would be in violation of any Legal Requirement.

Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions marked [***].

3.21    Insurance. Such Seller has in place insurance policies with respect to the Acquired Assets and the Business in amounts and types that are customary in the industry for similar assets and sufficient to cover the full value of the Acquired Assets and the Business, and all such policies are valid and in full force and effect. Schedule 3.21 contains a complete and accurate list of all insurance policies currently maintained relating to the Acquired Assets or the Business. Such Seller has delivered to Buyer complete and accurate copies of all such policies together with (a) all riders and amendment thereto and (b) if completed, the applications for each of such policies. Such policies, as are current, are valid and in full force and effect, and such Seller and, if applicable, its Related Persons, have complied in all material respects with the provisions of such policies, and all such policies either specifically include such Seller as named insured or include omnibus named insured language which generally includes such Seller. All premiums due to date under such policies have been paid, no default exists thereunder and, with respect to any material claims made under such policies, no insurer has made any “reservation of rights” or refused to cover all or any portion of such claims except to the extent that it is disclosed in Schedule 3.21. Such Seller has not received any notice of any proposed material increase in the premiums payable for coverage, or proposed reduction in the scope (or discontinuation) of coverage, under any insurance policy.
3.22    Environmental Matters. Except as set forth on Schedule 3.22:
(a)    Such Seller’s operation of the Business and Facilities is and at all times has been in compliance with all applicable Environmental Laws.
(b)    Such Seller has obtained and complied with, and is and at all times has been in compliance with all Governmental Authorizations that are required pursuant to Environmental Laws for the occupation of its Facilities and the operation of its Business, and has timely filed all permit applications and renewals necessary for the occupation of the Facilities and the operation of the Business, each of which environmental Governmental Authorizations is set forth on Schedule 3.17(a).
(c)    There is no existing, pending or, to the Knowledge of such Seller, threatened Proceeding or Order under any Environmental Law with respect to such Seller, the Acquired Assets or any of the Facilities, and such Seller has not received written notice from any Person, including a Governmental Body, alleging such Seller is or was in violation of, or otherwise may be liable under, any Environmental Law.
(d)    None of the following exists at any of the Facilities: (i) underground storage tanks, (ii) asbestos containing material in any form or condition, (iii) materials or equipment containing polychlorinated biphenyls, or (iv) landfills, surface impoundments, or disposal areas, other than disposal areas used in the normal course of Business in compliance with Environmental Laws.
(e)    There have been no Releases of Hazardous Materials on or underneath any of the Facilities, or to the Knowledge of such Seller, at any other location, in amounts that would require or give rise to Remedial Action obligations on the part of such Seller or any Related Persons of such Seller under any applicable Environmental Laws.
(f)    Such Seller has not disposed of, emitted, discharged, handled, treated, recycled, stored, transported, used or Released any Hazardous Materials, or arranged for the disposal, transportation, discharge, storage or Release of any Hazardous Materials other than in the ordinary course of Business and in material compliance with Environmental Laws. Nor has such Seller exposed any current or former employee or other individual to any Hazardous Materials in violation of Environmental Laws, Occupational Health and Safety Laws or in a manner that may otherwise generate Liability or a Proceeding.

Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions marked [***].

(g)    Such Seller has provided to and made available for inspection by Buyer all environmental audits and environmental assessments, including “Phase I,” “Phase II” and “Baseline” environmental assessments, all Governmental Authorizations required under Environmental Laws, and each Order, judgment, decree, consent agreement, contract or similar document imposing obligations under Environmental Laws on such Seller or for or relating to the Facilities and the Business.
(h)    To the Knowledge of such Seller, no event, condition, circumstance, activity, practice, action or plan of such Seller has occurred or exists which could reasonably be expected to prevent continued compliance of such Seller or Buyer, as applicable, in conducting the Business or operating any of the Facilities under applicable Environmental Law.
(i)    Such Seller has no Knowledge or information that any Release of Hazardous Materials has occurred at the Facilities, or that any land or resource use restrictions may apply to the Facilities, requiring notification to Buyer pursuant to the respective environmental laws or regulations of the states in which the Facilities are located.
3.23    Employees.
(a)    Schedule 3.23(a) sets forth a true and complete list of (i) the names, titles, locations, exemption status, active or non-active status (i.e. FMLA or other leave), hire date, full-time or part-time status, any accrued paid time off balance, annual salaries (or, for non-exempt employees, wage rates) and other compensation of all current employees of the Business (the “Current Employees”), as well as for all independent contractors of the Business (identified as such) who were paid at least $20,000 by Sellers in the prior calendar year, and (ii) the names, titles, and locations of any former employee of such Seller whose employment was terminated (whether voluntarily by such employee or otherwise) at any time since the date of the Balance Sheet; provided, however, that to the extent applicable privacy or data protection Legal Requirements would prohibit the disclosure of certain personally identifiable information without the individual's consent, Schedule 3.23(a) shall provide such information in a manner reasonably intended to comply with applicable Legal Requirements. To such Seller’s Knowledge and except as set forth on Schedule 3.23(a), none of the Current Employees intends to not accept employment with Buyer or, upon accepting employment with Buyer, to discontinue such employment within the one year period beginning on Closing Date.
(b)    Sellers have provided or made available to Buyer their standard forms of employment agreements, consulting and personal service agreements. Schedule 3.23(b) identifies any Current Employees who are subject to employment agreements, consulting and personal service agreements that differ in any material way from Sellers’ standard forms. Except as set forth on Schedule 3.23(b) and as dictated by applicable non-U.S. law, all Current Employees are “employees at will” and employed by such Seller.
(c)    Except as set forth on Schedule 3.23(c), there are no Contracts with respect to Current Employees that would restrict restructuring or outsourcing or require any severance payment or advance notice to the Current Employee prior to termination to which Buyer, after the Closing Date, would be bound.
(d)    No officer, director, or, to the Knowledge of such Seller, Current Employee, agent, consultant, or contractor of such Seller is bound by any contract that purports to limit the ability of such officer, director, agent, Current Employee, consultant, or contractor to engage in or continue or perform any conduct, activity, duties or practice relating to the Business.

Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions marked [***].

3.24    Labor Disputes; Compliance.
(a)    No written charge or complaint of employment discrimination or other employment law or contractual violation has been made against such Seller by or on behalf of employees or independent contractors of the Business during the last year, or is pending or, to the Knowledge of such Seller, overtly threatened.
(b)    Such Seller is not, and has not been for the past five years, a party to, bound by, or negotiating any collective bargaining agreement or other Contract with a union, works council or labor organization (collectively, “Union”) in relation to the Business, and there is not, and has not been for the past five years, any Union representing or purporting to represent any employee of the Business, and no Union or group of employees is seeking or has sought to organize employees for the purpose of collective bargaining. During the past five years, there has not been, nor has there been any threat of, any strike, slowdown, work stoppage, lockout, concerted refusal to work overtime or other similar labor disruption or dispute affecting such Seller or any employees of the Business. Such Seller has no duty to bargain with any Union. With respect to the Business, such Seller is not experiencing nor has it in the twenty-four (24) months prior to the date hereof experienced any lawsuit or dispute with any union or other body or employee representatives pending before any Governmental Body and relating to labor relations or employment matters of a general nature (including layoffs, restructurings or general working conditions).
(c)    All wages, including overtime wages, commissions and bonuses, and benefits due to the Current Employees have been paid in the normal course of business up to and including Closing and in compliance with applicable Legal Requirements and Contracts, and there are no other monies due from such Seller to any Current Employees or former employees (whether arising out of any formal or informal arrangement).
3.25    Intellectual Property Assets.
(a)    Schedule 3.25(a) sets forth a true and complete list of all of such Seller’s Registered Intellectual Property Rights and Licensed Rights other than Off-the-Shelf Software. Such Seller’s own all right, title and interest in and to all such Intellectual Property Rights free and clear of any Encumbrances, except for Permitted Encumbrances.
(b)    The Intellectual Property Rights and the Licensed Rights included in the Acquired Assets constitute all of the rights to Intellectual Property necessary to or used in the conduct of the Business as presently conducted. Neither the validity of the Intellectual Property Rights and such Seller’s title thereto nor the validity of such Seller’s use of the Licensed Rights (x) have been questioned in any prior Proceeding; (y) are being questioned in any Proceeding; and (z) are the subject(s) of any threatened or proposed Proceeding. To the Knowledge of such Seller, none of the Business, as presently conducted, the Intellectual Property Rights or the Licensed Rights conflict with and, to the Knowledge of such Seller, has not been alleged to conflict with, any patents, trademarks, trade names, service marks, copyrights or other intellectual property rights of any other Person. The consummation of the Contemplated Transactions will not result in the loss or impairment of any of the Intellectual Property Rights or the right to use any of the Licensed Rights in the Business. Except for those licensees set forth on Schedule 3.20(a), there are no third parties authorized by such Seller to use any of the Intellectual Property Rights, and, to the Knowledge of such Seller, there are no third parties using any of the Intellectual Property Rights without authorization from such Seller. There are no infringement or misappropriation Proceedings pending or, to such Seller’s Knowledge, threatened against such Seller with respect to any Intellectual Property Rights or Leased Rights.

Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions marked [***].

(c)    Such Seller has instituted, maintained and enforced commercially reasonable measures (including the entering into of appropriate written agreements with present employees and consultants of the Business) to maintain the ownership and confidentiality of the Intellectual Property Rights and other Intellectual Property of the Business, and all such Contracts are identified on Schedule 3.20(a).
(d)    Schedule 3.25(d) identifies each computer software program owned, held or used in the conduct of the Business, other than Off-the-Shelf Software, that assists with or relates to computer aided engineering, design, manufacturing or other analysis, archival or retrieval of technical information. Such Seller owns, or possesses sufficiently broad and valid rights to use, all computer software programs that are material to the conduct of, used or held for use in the Business. There are no infringement Proceedings pending or, to such Seller’s Knowledge, threatened against such Seller with respect to any software owned or licensed by such Seller or used by such Seller in the Business.
3.26    No Options. There are no existing agreements, options, commitments or rights with, of or to any Person to acquire control of a Seller or of any of such Seller’s assets or properties (including the Acquired Assets) or any rights or any interest in such assets or properties.
3.27    Certain Payments.
(a)    Neither such Seller nor any of its Representatives has, whether directly or indirectly, offered, paid, promised to pay or authorized the payment of any contribution, gift, bribe, rebate, payoff, influence payment, kick back or other payment to any Person, private or public, regardless of form, whether in money, property, or services, in violation of any Legal Requirement, including the United States Foreign Corrupt Practices Act of 1977, as amended, in order to (a) to further the Business or (b) to assist such Seller in connection with any actual or proposed transaction in connection with the operations of such Seller.
(b)    To the Seller’s Knowledge, each Seller is in compliance in all material respects with all statutory and regulatory requirements of the Export Control Laws to the extent applicable. Further, without limiting the preceding sentence, to the Seller’s Knowledge, each Seller has within the past five (5) years, in accordance with the Export Control Laws to the extent applicable: (i) determined the export classification of the products subject to the U.S. Export Administration Regulations (EAR) that Sellers have exported, including exports through release of technology in the United States to foreign persons, (ii) confirmed and obtained, as required, the export authority for all exports, and (iii) confirmed that no parties to any export transaction were on any restricted party list administered by any Export Control Authority or otherwise sanctioned or prohibited from participating in the export transaction resulting in the violation of Export Control Laws.
(c)    No Seller has received written, or to the Seller’s Knowledge, oral communication from any Export Control Authority or any other Person of any actual or alleged violation, breach or noncompliance with the Export Control Laws. Sellers have not (i) entered into a Consent Agreement with, or (ii) had any fines or penalties imposed by, any Export Control Authority. The Target Companies do not have any open investigations, voluntary disclosures or enforcement actions that are currently being reviewed by any Export Control Authority.
3.28    Customers and Suppliers. Schedule 3.28 sets forth a complete and accurate list, for each of the fiscal years ended on December 31, 2016 and 2017, (a) each customer of each Seller with aggregate purchases from each Seller of $25,000 or more during such periods, and (b) each supplier or vendor of materials, products or services to each Seller with aggregate sales to each Seller of $25,000 for such periods, and (c) each delinquent Account Payable that is related to a dispute between each Seller and a

Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions marked [***].

supplier or vendor of materials, products or services. To the Knowledge of each Seller, the relationship of each Seller with each of its material current customers and suppliers is a good commercial working relationship and none of such customers or suppliers has canceled, terminated or otherwise materially altered (including any material reduction in the rate or amount of sales or purchases, material increase in the prices charged or material reduction in the prices paid, as the case may be) or notified such Seller of any intention to do any of the foregoing or otherwise threatened to cancel, terminate or materially alter (including any of the forgoing) its relationship with such Seller. Except as set forth in Schedule 3.28, to the Knowledge of each Seller, (x) none of the material current customers or suppliers of the Business would be required to re-audit the such Seller’s status as a vendor or customer upon a change of control such as contemplated by this Agreement and (y) there exists no other condition or state of facts or circumstances involving existing or prospective customers or suppliers that would reasonably be expected to materially impair the conduct of the Business after the Closing.
3.29    Relationships with Related Persons. Schedule 3.29 contains a complete and correct list (and if oral, an accurate and complete description of all material terms) of all Contracts pursuant to which any loans, leases, goods, services, materials or supplies are, or at any time since January 1, 2015 have been, provided (a) by any Related Person of such Seller to such Seller or (b) by such Seller to any Related Person of such Seller, and each such Contract was executed and performed in accordance with applicable Legal Requirements and was/is on an arm’s length basis. No Related Person of any Seller has acquired any rights under, or is subject to any obligations or liability under, any Contract.
3.30    Brokers or Finders. Except as set forth in Schedule 3.30, neither such Seller nor any of its Related Persons or Representatives has incurred any obligation or liability, contingent or otherwise, for brokerage or finders’ fees or agents’ commissions or other similar payments in connection with the sale of the Business or the Acquired Assets or consummation of the Contemplated Transactions.
4.    REPRESENTATIONS AND WARRANTIES OF BUYER.
Buyer represents and warrants to Sellers as follows:
4.1    Organization and Good Standing. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Indiana with full corporate power and authority to conduct the Business.
4.2    Authority; No Conflict.
(a)    This Agreement constitutes the legal, valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms. Upon the execution and delivery by Buyer of each agreement to be executed or delivered by Buyer at the Closing (collectively, the “Buyer Closing Documents”), each of the Buyer Closing Documents will constitute the legal, valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms. Buyer has the full power and authority to execute and deliver this Agreement and each Buyer Closing Document to which it is a party and to perform its obligations under this Agreement and the Buyer Closing Documents, and such action has been duly authorized by all necessary action by Buyer’s board of directors.
(b)    Neither the execution and delivery of this Agreement nor the consummation or performance of any of the Contemplated Transactions will, directly or indirectly (with or without notice or lapse of time): (i) contravene or conflict with the Governing Documents of Buyer or any resolution adopted by Buyer’s board of directors or stockholders; (ii) contravene or conflict with or constitute a violation of any provision of any Legal Requirement, judgment, injunction, Order or decree binding upon or applicable to Buyer; (iii) give any Governmental Body or other Person the right to challenge any of the

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Contemplated Transactions or to exercise any remedy or obtain any relief under any Legal Requirement or any Order to which Buyer may be subject; (iv) contravene, conflict with or result in a violation or breach of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate or modify, any Governmental Authorization that is held by Buyer; or (v) Breach any provision of, or give any Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or payment under, or to cancel, terminate or modify, any contract or agreement to which Buyer is a party or pursuant to which Buyer’s assets are bound; except with respect to the occurrences set forth in clauses (iii) through (v), where any such occurrence would not materially and adversely affect the ability of Buyer to consummate the Contemplated Transactions.
4.3    Certain Proceedings. There is no pending Proceeding that has been commenced against Buyer and that challenges, or may have the effect of preventing, delaying, making illegal or otherwise interfering with, any of the Contemplated Transactions. To Buyer’s knowledge, no such Proceeding has been threatened.
4.4    Brokers or Finders. Neither Buyer nor any of its Related Persons or Representatives has incurred any obligation or liability, contingent or otherwise, for brokerage or finders’ fees or agents’ commissions or other similar payment in connection with the consummation of the Contemplated Transactions.
5.    PRE-CLOSING COVENANTS
5.1    Pre-Closing Covenants of Sellers. Each Seller (including, for the avoidance of doubt, GES Holdings on behalf of and with respect to itself and with respect to GES Vietnam in each instance where the term Seller is used in this Section 5.1) covenants and agrees that, prior to the Closing Date, except as otherwise consented to in writing by Buyer or as permitted by this Agreement:
(a)    Access and Investigation. Between the date of this Agreement and the Closing Date, and upon reasonable advance notice received from Buyer, such Seller shall (i) afford Buyer and its Representatives and prospective lenders and their Representatives (collectively, “Buyer Group”) full and free access, during regular business hours, to such Seller’s personnel, properties (including subsurface testing), Contracts, Governmental Authorizations, books and Records and other documents and data, such rights of access to be exercised in a manner that does not unreasonably interfere with the operations of such Seller; (ii) furnish Buyer Group with copies of all such Contracts, Governmental Authorizations, books and Records and other existing documents and data as Buyer may reasonably request; (iii) furnish Buyer Group with such additional financial, operating and other relevant data and information as Buyer may reasonably request; and (iv) otherwise cooperate and assist, to the extent reasonably requested by Buyer, with Buyer’s investigation of the Acquired Assets and financial condition related to such Seller. In addition, Buyer shall have the right to have the Leased Real Property and Tangible Personal Property inspected by Buyer Group, at Buyer’s sole cost and expense, for purposes of determining the physical condition and legal characteristics thereof. In the event subsurface or other destructive testing is recommended by any of Buyer Group, Buyer shall be permitted to have the same performed.
(b)    Operation of the Business. Between the date of this Agreement and the Closing, such Seller shall:
(i)    conduct the Business only in the ordinary course consistent with past practice, provided, however, that notwithstanding anything to the contrary in this Agreement, such Seller shall be free to transfer or distribute any Excluded Asset (other than the assets described in Section 2.2(a);

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(ii)    except as otherwise directed by Buyer in writing, and without making any commitment on Buyer’s behalf, use its best efforts to preserve intact its current business organization, keep available the services of its officers, employees and agents and maintain its relations and good will with suppliers, customers, landlords, creditors, employees, agents and others having business relationships with it;
(iii)    confer with Buyer prior to implementing operational decisions of a material nature;
(iv)    otherwise report periodically to Buyer concerning the status of the Business, including the operations thereof and finances related thereto;
(v)    make no material changes in management personnel without the prior written consent of Buyer;
(vi)    maintain the Acquired Assets in a state of repair and condition that complies with applicable Legal Requirements and is consistent with the requirements and normal conduct of the Business;
(vii)    not remove any Acquired Assets from the Facilities in which they are presently situated, except in compliance with applicable Legal Requirements and in the ordinary course consistent with past practice;
(viii)    keep in full force and effect, without amendment, all material rights relating to the Business;
(ix)    comply with all Legal Requirements and contractual obligations applicable to the operations of the Business;
(x)    continue in full force and effect the insurance coverage under the policies set forth in Schedule 3.21;
(xi)    cooperate with Buyer and assist Buyer in identifying the Governmental Authorizations required by Buyer to operate the Business from and after the Closing Date and either transferring existing Governmental Authorizations of such Seller to Buyer, where permissible, or obtaining new Governmental Authorizations for Buyer, including cooperating with Buyer in transferring the Business’ Environmental Permits;
(xii)    upon request from time to time, execute and deliver all documents, make all truthful oaths, testify in any Proceedings and do all other acts that may be reasonably necessary or desirable in the opinion of Buyer to consummate the Contemplated Transactions, all without further consideration;
(xiii)    maintain all books and Records of such Seller relating to the Business in the ordinary course consistent with past practice; and
(xiv)    not make any tax election or change in any accounting method used by such Seller.
(c)    Co-operation. Such Seller shall cooperate with Buyer as necessary to obtain all consents and authorizations of third parties and to make all filings with and give all notices to third parties

Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions marked [***].

which may be necessary or reasonably required in order to effect the consummation of the Contemplated Transactions.
(d)    Required Approvals. As promptly as practicable after the date of this Agreement (but, in any event, no later than the 3rd Business Day thereafter), Seller shall (i) take all actions necessary, and (ii) make, or cause to be made, all filings, if any, required by Legal Requirements to be made by it to consummate the Contemplated Transactions.
(e)    Best Efforts. Such Seller shall use its best efforts to cause the conditions in Section 6.2 to be satisfied.
(f)    Further Disclosure. From time to time prior to the Closing Date, such Seller shall promptly disclose in writing to Buyer any matter hereafter arising which, if existing or occurring at the date of this Agreement, would have been required to be disclosed as an exception to the representations and warranties of such Seller. No such disclosure shall have the effect of curing any misrepresentation or breach of any warranty without the written consent of Buyer, notwithstanding Buyer’s consummation of the transactions contemplated by this Agreement following such disclosure.
5.2    Pre-Closing Covenants of Buyer. Buyer covenants and agrees that, prior to the Closing Date, except as otherwise consented to in writing by Sellers’ Representative or as permitted by this Agreement:
(a)    Co-operation. Buyer shall cooperate with Sellers as necessary to obtain all consents and authorizations of third parties and to make all filings with and give all notices to third parties which may be necessary or reasonably required in order to effect the consummation of the Contemplated Transactions.
(b)    Required Approvals. As promptly as practicable after the date of this Agreement, Buyer shall make, or cause to be made, all filings, if any, required by Legal Requirements to be made by it to consummate the Contemplated Transactions.
(c)    Best Efforts. Buyer shall use its best efforts to cause the conditions in Section 6.1 to be satisfied.
6.    CONDITIONS TO CLOSE
6.1    Conditions Precedent to the Obligations of the Sellers. All obligations of Sellers under this Agreement are subject to the fulfillment, at or prior to the Closing Date, of each of the following conditions, which conditions may be waived only by Sellers’ Representative and, if not fulfilled, shall be deemed waived upon Closing:
(a)    The representations and warranties of Buyer herein contained shall have been true and correct as of the date hereof in all material respects and shall continue to be true and correct as of the Closing Date in all material respects with the same force and effect as though made as of the Closing Date, in each case without giving effect to any supplement to the Disclosure Schedules; provided, however, that with respect to any representation or warranty that contains an express materiality limitation, such representation or warranty shall be true and correct in all respects.
(b)    Buyer and each Affiliate of Buyer party to a Local Country Purchase Agreement shall have performed or complied with all the obligations, agreements and covenants of Buyer herein

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contained or contained in any other document executed in connection with this Agreement to which Buyer or any such Affiliate is a party to be performed by it prior to or as of the Closing Date.
(c)    All deliveries required to be made by Buyer under Section 2.7(b) of this Agreement on or before the Closing Date, shall have been received by the Sellers’ Representative, in form and substance satisfactory to the Sellers’ Representative.
6.2    Conditions Precedent to the Obligations of Buyer. All obligations of Buyer under this Agreement are subject to the fulfillment, at or prior to the Closing Date, of each of the following conditions, which conditions may be waived only by Buyer and, if not fulfilled, shall be deemed waived upon Closing:
(a)    The representations and warranties of each Seller herein contained shall have been true and correct as of the date hereof in all material respects and shall continue to be true and correct as of the Closing Date in all material respects with the same force and effect as though made as of the Closing Date; provided, however, that with respect to any representation or warranty that contains an express materiality limitation, such representation or warranty shall be true and correct in all respects.
(b)    Each Seller shall have performed or complied with all the obligations, agreements and covenants of such Seller herein contained or contained in any other document executed in connection with this Agreement to which any Seller is a party to be performed by it prior to or as of the Closing Date.
(c)    All deliveries required to be made by each Seller under Section 2.7(a) of this Agreement on or before the Closing Date shall have been received by Buyer.
(d)    From the date of this Agreement, there shall not have occurred any Material Adverse Effect, nor shall any event or events have occurred that, individually or in the aggregate, with or without the lapse of time, could reasonably be expected to result in a Material Adverse Effect.

6.3    Conditions Precedent to the Obligations of Buyer and Sellers. All obligations of Buyer and Sellers under this Agreement are subject to the fulfillment, at or prior to the Closing Date, of each of the following conditions, which conditions may be waived only by both Buyer and Sellers’ Representative and, if not fulfilled, shall be deemed waived upon Closing:
(a)    No Proceeding by or before any court or any Governmental Body shall have been commenced or threatened, and no investigation by any Governmental Body shall have been commenced or threatened, seeking to restrain, prevent or change the transactions contemplated by this Agreement or seeking judgments against any party hereto or awarding substantial damages in respect of the transactions contemplated by this Agreement.
(b)    The Parties shall have entered into a Local Country Purchase Agreement for each of Vietnam, the People’s Republic of China, India and Japan, each in a form reasonably acceptable to each Party, or in lieu of a Local Country Purchase Agreement for a particular country, a Transition Services Agreement with respect to such country in a form reasonably acceptable to each Party.
7.    ADDITIONAL COVENANTS.
7.1    Employees.

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(a)    Each Seller, other than GES Vietnam, will terminate the employment of all of its Current Employees employed in connection with the Business other than those set forth on Schedule 7.1(a) contemporaneous with the Closing (or, if later, as soon after the date hereof as is permissible under applicable Legal Requirement regarding advance notice of employment termination). As promptly as practicable (and in any event no later than five Business Days) prior to the Closing Date, Buyer shall, or shall cause its applicable Subsidiary to, offer all Current Employees, except such Current Employees set forth on Schedule 7.1(a), at-will employment on terms and conditions established by Buyer, with such employment to commence immediately after the Closing, subject to Buyer’s standard hiring procedures and criteria. The Current Employees who commence employment with Buyer, or one of its Subsidiaries, as of the Closing (or such later date specified by Buyer with respect to any Current Employees who are on leave from active work as of the Closing) shall be referred to herein collectively as “Transferred Employees,” which for the avoidance of doubt shall not include the employees of GES Vietnam. Notwithstanding anything to the contrary herein, each of the Transferred Employees shall be provided: (i) base salary and wages no less than the base salary or wages that he/she was receiving prior to the Closing, (ii) annual target incentive opportunities no less than the target opportunities he/she was eligible for prior to the Closing and (iii) the same level of vacation, sick and FMLA benefits that he/she was entitled prior to the Closing.
(b)    Each Seller shall also (i) pay out to the Current Employees any bonuses, wages, commissions, or other compensation earned as of the Closing and (ii) be solely liable for any severance or other payments required to be made to its Current Employees due to the Contemplated Transactions. Sellers shall be solely responsible for (i) all Company Benefit Plans, including making requisite contributions as mandated under the terms thereof; (ii) all assets held in trust or otherwise relating to any Company Benefit Plan or the funding thereof; (iii) any insurance policy, contract, trust, Third Party administrator contract, or other funding arrangement, and all obligations thereunder, for any Company Benefit Plan; (iv) any monies held by or for the benefit of any Seller in any account dedicated to the payment of benefits or insurance premiums relating to any Company Benefit Plan; and (v) all severance payments and other Liabilities arising out of the employment and termination of its Current Employees and for all accrued compensation, vacation pay, sick pay and other benefits with respect to such Current Employees arising out of their employment or termination by a Seller on or prior to the Closing Date, whether or not such employees become employees of Buyer on or after the Closing Date.
(c)    Each Seller shall be solely responsible to provide COBRA continuation coverage with respect to each “M&A qualified beneficiary” within the meaning of Treasury Regulation Section 54.4980B-9, Q&A-4(a) who has not accepted employment with Buyer or whose employment terminates prior to Buyer’s offered employment, or due to a qualifying event occurring on or before the Closing Date.
(d)    Prior to the Closing Date, Sellers shall have responsibility for making any and all necessary employee notifications under the Worker Adjustment and Retraining Notification Act and comparable state Legal Requirements (collectively, “WARN Act”) in connection with any terminations of employment of Current Employees, and for any financial obligations and liabilities in connection therewith or otherwise required in connection with any terminations of employment of employees. Buyer shall have such responsibility with respect to employees to the extent such responsibility arises after the Closing Date. Schedule 7.1(d) contains a true, complete and correct list of the names and the sites of employment or facilities of those individuals who suffered an “employment loss” (as defined in the WARN Act) at any site of employment or facility of the Sellers during the 90-day period prior to the date of this Agreement. Schedule 7.1(d) shall be updated immediately prior to the Closing Date with respect to the 90-day period prior to the Closing Date. Buyer shall indemnify and hold harmless the Sellers from and against any liability, costs and attorneys’ fees arising under WARN arising out of, resulting from, or

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relating to, in whole or in part, the Buyer and its Subsidiaries’ actions or omissions occurring after the Closing with respect to the Transferred Employees.
(e)    For purposes of each Transferred Employee’s participation in any employee benefit plan, program, policy or arrangement of Buyer or any of its Subsidiaries (each, a “Buyer Plan”) following the Effective Time, Buyer shall, or shall cause its Subsidiaries to use reasonable best efforts to: (i) waive any preexisting condition exclusions and waiting periods with respect to participation and coverage requirements applicable to such Transferred Employee (and any eligible dependents thereof) under any Buyer Plan providing medical, dental or vision benefits and (ii) provide such Transferred Employee with credit for any copayments, coinsurance and deductibles paid under a Seller Employee Plan prior to such Transferred Employee’s coverage under any Buyer Plan during the calendar year in which such amount was paid, to the same extent such credit was given under the Seller Employee Plan that such Transferred Employee participated in immediately to the Effective Time in satisfying any applicable deductible or out-of-pocket requirements under such Buyer Plan and (iii) recognize all service of each Transferred Employee prior to the Effective Time with the Seller and its Subsidiaries (or any predecessor entities of either) for all purposes including vesting, eligibility and benefit accrual purposes (except for benefit accrual under any defined benefit retirement plan.
(f)    Sellers and Buyer agree that, pursuant to the “Alternative Procedures” provided in Section 5 of Internal Revenue Service Revenue Procedure 2004-53, with respect to the filing and furnishing of Internal Revenue Service Forms W-2, W-3 and 941 for the full calendar year in which the Closing occurs, (i) Sellers and Buyer shall report on a “predecessor-successor” basis, as set forth therein, (ii) Sellers shall be relieved from furnishing Forms W-2 to any Transferred Employees, and (iii) Buyer shall, conditioned on Sellers’ compliance with Sellers’ obligations herein, assume the obligations of Sellers to furnish Forms W-2 to such Transferred Employees and Forms W-2 and W-3 with respect to Transferred Employees to the Social Security Administration; provided, Sellers shall transfer to Buyer all Forms W-4 and W-5 with respect to the Transferred Employees, and such other data relating to Transferred Employees (including records of all (1) wages and bonuses paid and (2) Taxes withheld and paid) as shall be necessary for the Buyer to assume and satisfy such obligations accurately and in accordance with applicable Legal Requirements.
(g)    The provisions of this Section 7.1 are solely for the benefit of the respective parties to this Agreement and nothing in this Section 7.1, express or implied, shall confer upon any employee, or legal representative or beneficiary thereof, any rights or remedies, including any right to employment or continued employment for any specified period, or compensation or benefits of any nature or kind whatsoever under this Agreement.
7.2    Taxes.
(a)    Responsibility for Taxes.
(i)    In the case of any sales or use taxes, value-added taxes, employment taxes, withholding taxes, and any Tax based on or measured by income, receipts or profits, obligations shall be allocated to the Pre-Closing Tax Period or the Post-Closing Tax Period, as applicable, by assuming that the Pre-Closing Tax Period and the Post-Closing Tax Period consisted of two taxable years or periods, one which ended at the close of the Closing Date and the other which began at the beginning of the day following the Closing Date and items of income, gain, deduction, loss or credit shall be allocated between such two taxable years or periods on a “closing of the books basis” by assuming that the books were closed at the close of the Closing Date. In the case of any other Taxes obligations shall be allocated to the Pre-Closing Tax Period and the Post-Closing Tax Period based upon a fraction, the numerator of which is the number of

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calendar days in the period ending on the close of the Closing Date, in the case of an allocation to a Pre-Closing Tax Period, or the number of calendar days in the period beginning the day following the Closing Date and ending on the last day of the period, in the case of an allocation to a Post-Closing Tax Period, and in each case the denominator of which is the number of calendar days in the entire period.
(ii)    Sellers shall be liable for and shall jointly and severally indemnify Buyer from and against, (1) all Taxes of any Seller; (2) all Taxes of entities other than Sellers imposed on any Seller, or for which any Seller may otherwise be liable, as a result of any Seller having been a member of an affiliated, combined or unitary group prior to the Closing Date (including such Taxes for which any Seller may otherwise be liable pursuant to Treasury Regulations § 1.1502-6 or any similar provision of any state, local, foreign or other Governmental Body); (3) all Taxes that are allocable to a Pre-Closing Tax Period; and (4) 50% of all Transfer Taxes as determined pursuant to Section 7.2(f) (with the remaining 50% to be borne by the Buyer).
(b)    Tax Returns.
(i)    With respect to Tax Returns, Sellers shall prepare or cause to be prepared and file or cause to be filed all Tax Returns with respect to the Acquired Assets that are required to be filed after the Closing Date that relate to a Tax period that ended on or prior to the Closing Date (each, a “Pre-Closing Tax Return”); provided, however, for the avoidance of doubt, a Pre-Closing Tax Return does not include Income Tax Returns required to be filed by Sellers or Sellers’ Representative. Buyer shall prepare or cause to be prepared and file or cause to be filed all Tax Returns with respect to the Acquired Assets that are filed after the Closing Date other than any Pre-Closing Tax Return.
(ii)    Sellers’ Representative and Buyer shall cooperate with respect to the filing of any Pre-Closing Tax Returns. Sellers’ Representative shall prepare a draft of any such Pre-Closing Tax Return and deliver it to Buyer at least sixty-five (65) days prior to the due date (including valid extensions) for such Pre-Closing Tax Return (except in the case of a Tax Return where such 65-day period is not practical, in which case as soon as is reasonably practical). If Buyer does not give notice to Sellers’ Representative within thirty (30) days after receipt from Sellers’ Representative of such draft Pre-Closing Tax Return that Buyer disagrees with any part or all of such Pre-Closing Tax Return, then such Pre-Closing Tax Return as so proposed by Sellers’ Representative shall be deemed agreed by Sellers’ Representative and Buyer for purposes of this Section 7.2(b). If Buyer does give notice of any such objection, then from that time until the expiration of thirty (30) days after Buyer’s receipt of the draft Pre-Closing Tax Return from Sellers’ Representative, Buyer and Sellers’ Representative shall negotiate in good faith to reach mutual agreement regarding any matters subject to such objection, and if Buyer and Sellers’ Representative do reach such agreement within such period, then the Pre-Closing Tax Return so agreed upon shall be deemed agreed by the Parties for purposes of this Section 7.2(b). In the event that Buyer gives notice of any such objection and Buyer and Sellers’ Representative are unable to reach agreement on all such matters, then the items on the Pre-Closing Tax Return, to the extent not so agreed, shall be determined by the Independent Accountants; provided, Sellers’ Representative and Buyer shall each bear its own costs and expenses related to the Independent Accountants and any other costs and expenses associated with the resolution of the dispute. In no event shall the provision of comments by Buyer prevent Sellers’ Representative from timely filing any such Pre-Closing Tax Return, provided however, that in the event that the Independent Accountants have not resolved a dispute between Buyer and Sellers’ Representative prior to the deadline for filing such Tax Return (including valid extensions), Sellers’ Representative shall be

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entitled to file such Tax Return (or amendment) as prepared by Sellers’ Representative subject to amendment to reflect the resolution when rendered by the Independent Accountants.
(iii)    Sellers’ Representative and Buyer shall cooperate with respect to the filing of any Tax Returns required to be filed after the Closing Date, which include Pre-Closing Tax Obligations (a “Shared Tax Return”). For the avoidance of doubt, the term “Shared Tax Return” shall not include Income Tax Returns required to be filed by Sellers or Sellers’ Representative. Buyer shall prepare a draft of any Shared Tax Return and deliver it to Sellers’ Representative at least sixty-five (65) days prior to the due date (including valid extensions) for such Shared Tax Return (except in the case of a Tax Return where such 65-day period is not practical, in which case as soon as is reasonably practical). If Sellers’ Representative does not give notice to Buyer within thirty (30) days after receipt from Buyer of such draft Shared Tax Return that Sellers’ Representative disagrees with any part or all of such Shared Tax Return, then such Shared Tax Return as so proposed by Buyer shall be deemed agreed by Sellers’ Representative and Buyer for purposes of this Section 7.2(b). If Sellers’ Representative does give notice of any such objection, then from that time until the expiration of thirty (30) days after Sellers’ Representative’s receipt of the draft Shared Tax Return from Buyer, Buyer and Sellers’ Representative shall negotiate in good faith to reach mutual agreement regarding any matters subject to such objection, and if Buyer and Sellers’ Representative do reach such agreement within such period, then the Shared Tax Return so agreed upon shall be deemed agreed by the Parties for purposes of this Section 7.2(b). In the event that Sellers’ Representative gives notice of any such objection and Buyer and Sellers’ Representative are unable to reach agreement on all such matters, then the items on the Shared Tax Return, to the extent not so agreed, shall be determined by the Independent Accountants; provided, Sellers’ Representative and Buyer shall each bear its own costs and expenses related to the Independent Accountants and any other costs and expenses associated with the resolution of the dispute. In no event shall the provision of comments by Sellers’ Representative prevent Buyer from timely filing any such Tax Return, provided however, that in the event that the Independent Accountants have not resolved a dispute between Buyer and Sellers’ Representative prior to the deadline for filing such Tax Return (including valid extensions), Buyer shall be entitled to file such Tax Return (or amendment) as prepared by Buyer subject to amendment to reflect the resolution when rendered by the Independent Accountants. Any Pre-Closing Tax Obligations owed by Sellers on a Shared Tax Return shall be paid by Sellers to Buyer by the due date of such Shared Tax Return.
(c)    The Buyer shall promptly notify the Sellers’ Representative in writing upon receipt by the Buyer of any notice of any audits, examinations, adjustments, assessments, proceedings or other similar events relating to any Taxes imposed on the Acquired Assets relating to a Pre-Closing Tax Period (a “Tax Proceeding”). The Sellers’ Representative may elect, within thirty (30) days of receiving such notice, to direct any Tax Proceeding, at its expense, that relates solely to a Pre-Closing Tax Period and for which the Sellers would solely be liable pursuant to Section 7.2(a) for any Taxes that may result (a “Sellers’ Tax Contest”) and to employ counsel of its choice; provided, however, that the Buyer shall have the right, at its expense, to consult with the Sellers’ Representative regarding a Sellers’ Tax Contest. The Buyer, at its expense, shall have the right to control all other Tax Proceedings (a “Buyer’s Tax Contest”); provided, however, that the Sellers’ Representative shall have the right, at its expense, to consult with the Buyer regarding a Buyer’s Tax Contest if the Sellers would be liable pursuant to Section 7.2(a) for a portion of the Taxes that may result from the Buyer’s Tax Contest; and provided, further, that the Buyer may not agree to settle any Buyer’s Tax Contest without the Sellers’ Representative’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed, unless the Buyer agrees to assume and become liable for all Taxes resulting from the Buyer’s Tax Contest.

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(d)    Buyer and Sellers’ Representative shall cooperate fully, as and to the extent reasonably requested by the other party, in connection with the preparation and filing of Tax Returns pursuant to Section 7.2(b) or otherwise and any audit, litigation or other proceeding with respect to Taxes. Such cooperation shall include without limitation, the furnishing or making available during normal business hours of records, personnel (as reasonably required), books of account, powers of attorney or other materials or authorizations necessary or helpful for the preparation and filing of such Tax Returns or that are reasonably relevant to any audit, litigation or other proceeding.
(e)    Tax Treatment of Payments. Any payments made under this Section 7.2 shall be deemed to be, and each of Buyer and Sellers shall treat them, as adjustments to the Purchase Price for federal, state, local and all other Tax purposes, in each case, as applicable.
(f)    Sales, Use and Other Taxes. Buyer and Sellers’ Representative shall cooperate in preparing, executing and filing Tax Returns relating to any sales, use, real estate, transfer, stamp duty, value-added, documentary, title, registration, recording, and other similar Taxes (“Transfer Taxes”) relating to the purchase and sale of the Acquired Assets, and also shall cooperate to minimize or avoid any Transfer Taxes that might be imposed, to the extent permitted by Legal Requirements. Sellers will be responsible for the payment of any Transfer Taxes incurred in connection with the purchase and sale of the Acquired Assets and shall pay, or cause to be paid, all such Transfer Taxes to the applicable Governmental Body by the due date therefor. As part of the allocation of the Tax Purchase Price set forth in Section 2.5, within fifteen (15) days after the Closing Date, Sellers’ Representative and Buyer shall execute and deliver an agreement between them regarding the allocation of the Tax Purchase Price (and any other consideration required to be taken into account for purposes of determining the amounts of such Transfer Taxes) with respect to the Acquired Asset subject to Transfer Taxes consistent with the principles and requirements as for allocating of the Tax Purchase Price as set forth in Section 2.5.
7.3    Payment of Other Retained Liabilities. In addition to payment of Taxes pursuant to Section 7.2, Sellers shall pay or otherwise satisfy, or make adequate provision for the payment or satisfaction, in full of all of the Retained Liabilities and other Liabilities of Sellers under this Agreement. If any such Liabilities are not so paid, satisfied or provided for, or if Buyer reasonably determines that failure to make any payments will impair Buyer’s use or enjoyment of the Acquired Assets or conduct of the Business, Buyer may, at any time after the Closing Date, elect to make all such payments directly (but shall have no obligation to do so) and set off and deduct the full amount of all such payments from any payments due to Sellers pursuant to this Agreement or may give notice of a claim in such amount under the Escrow Agreement.
7.4    Restrictions on Sellers’ Dissolution and Distributions.
(a)    Sellers shall not dissolve until the later of (a) Sellers’ payment, or adequate provision for the payment, of all of its obligations pursuant to Sections 7.2 and 7.3; or (b) the lapse of more than five (5) years after the Closing Date.
(b)    Seller shall not make any distribution of the proceeds received pursuant to this Agreement until thirty (30) days after the completion of all adjustment procedures contemplated by Section 2.8.
7.5    Removing Excluded Assets. Within thirty (30) days after the Closing Date, Sellers shall, at their sole cost and expense, remove all Excluded Assets from all Facilities and other Owned Real Property and Leased Real Property to be occupied by Buyer. Such removal shall be done in such manner as to avoid any damage to the Facilities and other properties to be occupied by Buyer and any disruption of the business operations to be conducted by Buyer after the Closing. Any material damage to the

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Acquired Assets or to the Facilities resulting from such removal shall be paid by Sellers at the Closing. Should Sellers fail to remove the Excluded Assets as required by this Section, Buyer shall have the right, but not the obligation, (a) to remove the Excluded Assets at Sellers’ sole cost and expense; (b) to store the Excluded Assets and to charge Sellers all storage costs associated therewith; (c) to treat the Excluded Assets as unclaimed and to proceed to dispose of the same under the laws governing unclaimed property; or (d) to exercise any other right or remedy conferred by this Agreement or otherwise available at law or in equity. Sellers shall promptly reimburse Buyer for all costs and expenses incurred by Buyer in connection with any Excluded Assets not removed by Sellers on or before the Closing Date.
7.6    Assistance in Proceedings. Each of the Parties will cooperate with the other Parties and their counsel in the contest or defense of, and make available its personnel and provide any testimony and access to its books and Records in connection with, any Proceeding involving or relating to (a) any Contemplated Transaction or (b) the Business.
7.7    Non-competition, Nonsolicitation, Non-disparagement and Confidentiality.
(a)    Non-competition. For a period of three (3) years after the Closing Date (the “Restricted Period”), each Seller shall not directly or indirectly, invest in, own, manage, operate, finance, control, advise, render services to or guarantee the obligations of any Person engaged in or planning to become engaged in any business or enterprise which distributes, provides, renders or sells products or services which compete with the Business in any respect anywhere in the United States, China, India, Japan or Vietnam.
(b)    Non-solicitation. During the Restricted Period, Sellers shall not, and shall not permit their affiliates to, directly or indirectly, through another Person or entity:
(i)    solicit the business of any Person who is a customer of Buyer or its Related Persons;
(ii)    cause, induce or attempt to cause or induce any customer, supplier, licensee, licensor, franchisee, employee, consultant or other business relation of Buyer or any of its Related Persons to cease doing business with Buyer or any of its Related Persons, to deal with any competitor of Buyer or any of its Related Persons or in any way interfere with its relationship with Buyer or any of its Related Persons;
(iii)    cause, induce or attempt to cause or induce any customer, supplier, licensee, licensor, franchisee, employee, consultant or other business relation of Sellers on the Closing Date or within the two years preceding the Closing Date to cease doing business with Buyer or its Related Persons, to deal with any competitor of Buyer or its Related Persons or in any way interfere with its relationship with Buyer or its Related Persons; or
(iv)    hire, retain or attempt to hire or retain any employee or independent contractor of Buyer or its Related Persons or in any way interfere with the relationship between Buyer or its Related Persons and any of their respective employees or independent contractors.
(c)    Non-disparagement. After the Closing Date, Sellers will not and will not cause its affiliates to disparage the Buyer or any of its shareholders, directors, officers, employees, agents or affiliates.
(d)    Confidentiality. Each Seller understands and acknowledges that, during Sellers’ affiliation with the Acquired Assets, Sellers had access to and learned (i) confidential and proprietary

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information concerning the operation and methodology of the Business and (ii) other information proprietary to the Business, including trade secrets, processes, patent and trademark applications, product development, prices, customer and supply lists, pricing and marketing plans, policies and strategies, details of customer Contracts, operations methods, product development techniques, business acquisition plans, new personnel acquisition plans and all other information generally known by the management of Sellers as confidential information with respect to the Business of Sellers (collectively, “Proprietary Information”). Each Seller agrees to keep confidential and not disclose, directly or indirectly, any such Proprietary Information to any Third Party or the existence of this Agreement, or any Local Country Purchase Agreement to which any Seller is a party or the terms hereof or thereof, except as required by applicable law, both statutory and common, or in connection with any Proceedings. Each Seller agrees to not use or exploit, or misuse or misappropriate such Proprietary Information in any way. The restrictions contained herein shall not apply to any information which was already generally available to the public at the time of disclosure, or subsequently became available to the public, otherwise than by Breach of this Agreement.
(e)    Modification of Covenant. If a final judgment of a court or tribunal of competent jurisdiction determines that any term or provision contained in Section 7.7(a) through 7.7(d) is invalid or unenforceable, then the parties agree that the court or tribunal will have the power to reduce the scope, duration or geographic area of the term or provision, to delete specific words or phrases or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision. This Section 7.7 will be enforceable as so modified after the expiration of the time within which the judgment may be appealed. This Section 7.7 is reasonable and necessary to protect and preserve Buyer’s legitimate business interests and the value of the Acquired Assets and to prevent any unfair advantage conferred on Sellers.
7.8    Customer and Other Business Relationships. After the Closing, Sellers will cooperate with Buyer in its efforts to continue and maintain for the benefit of Buyer those business relationships of Sellers existing prior to the Closing and relating to the business to be operated by Buyer after the Closing, including relationships with lessors, employees, regulatory authorities, licensors, customers, suppliers and others, and Sellers will satisfy the Retained Liabilities in a manner that is not detrimental to any of such relationships. Sellers will refer to Buyer all inquiries relating to such business. Neither Sellers nor any of their officers, employees, or agents shall take any action that would tend to diminish the value of the Acquired Assets after the Closing or that would interfere with the business of Buyer to be engaged in after the Closing, including disparaging the name or business of Buyer.
7.9    Change of Name. Within thirty (30) days after the Closing Date or such other time as required pursuant to applicable Legal Requirement, each Seller shall amend its Governing Documents and take all other actions necessary to change its name to one sufficiently dissimilar to such Seller’s present name, in Buyer’s judgment, to avoid confusion. Immediately following Closing, each Seller shall cease the use of its present name except to the extent reasonably necessary and approved by Buyer in writing for such Seller to wind down its affairs. Each Seller shall take all actions reasonably requested by Buyer to enable Buyer to use such Seller’s present name.
7.10    Bulk Sales. Buyer and Sellers hereby waive compliance with the bulk-transfer provisions of any applicable Uniform Commercial Code (or any similar law) in connection with the Contemplated Transactions.
7.11    Collection of Accounts Receivable.

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(a)    Sellers shall provide such assistance to Buyer as Buyer may reasonably request in connection with Buyer’s efforts to collect any Accounts Receivable, and shall promptly (but in no event later than three (3) Business Days after receipt thereof) deliver to Buyer (i) any cash, checks or other property that Sellers receive following the Closing to the extent relating to the Accounts Receivable or other Acquired Assets or the Business, and (ii) a true copy of any notice of a dispute as to the validity or enforceability of any Accounts Receivable received from the debtor thereof.
(b)    Effective upon the Closing Date, each Seller hereby constitutes and appoints Buyer and its successors and assigns the true and lawful attorney in fact of such Seller with full power of substitution, in the name of Buyer, or the name of such Seller, to collect the Accounts Receivable, and to endorse, without recourse, checks, notes and other instruments constituting or relating to the Accounts Receivable in the name of such Seller. The foregoing power is coupled with an interest and shall be irrevocable by such Seller, directly or indirectly, whether by the dissolution of such Seller or in any manner or for any reason.
7.12    Further Assurances. The Parties shall cooperate reasonably with each other and with their respective Representatives in connection with any steps required to be taken as part of their respective obligations under this Agreement, and shall (a) furnish upon request to each other such further information; (b) execute and deliver to each other such other documents; and (c) do such other acts and things, all as any other Party may reasonably request for the purpose of carrying out the intent of this Agreement and the Contemplated Transactions.
7.13    Transfer of Environmental Permits. The Parties shall cooperate fully with each other and their respective Representatives to undertake all efforts necessary to ensure the timely and complete transfer of all Governmental Authorizations, if any, required under Environmental Laws for the ongoing conduct of the Business.
7.14    Local County Purchase Agreements; Transition Services Agreement.
(a)    The applicable Parties shall use their reasonable best efforts to enter into (or in the case of Buyer, to cause its relevant Affiliate to enter into) the Local Country Purchase Agreement with respect to GES Vietnam within seven days following the date of execution of this Agreement, and with respect to each other Local Country Purchase Agreement, within fourteen days following the date of execution of this Agreement.
(b)    If Buyer is unable to obtain the required Governmental Authorizations necessary to duly incorporate or form a Local Subsidiary as of the Closing Date or for any other reason the Parties do not enter into any Local Country Purchase Agreement on the Closing Date, then the Parties shall enter into a transition services agreement (each a “Transition Services Agreement”) with respect to each such Local Country Purchase Agreement, in a form reasonably acceptable to each Party, the term of which shall continue until such time as such Local Subsidiary is duly incorporated or formed, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, with full power and authority to enter into the Local Country Purchase Agreement, as applicable, and to perform all its obligations under such agreement, and such Local Country Purchase Agreement is entered into and the transactions thereunder are consummated. For the avoidance of doubt, while legal title to any Acquired Assets related to the Seller(s) with respect to a Local Country Purchase Agreement that is not entered into on the Closing Date will not be transferred, assigned or delivered as of the Closing Date, the beneficial ownership and all benefits and burdens of such Acquired Assets and such Assumed Liabilities shall be deemed to be transferred to the Buyer on the Closing Date.

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8.    INDEMNIFICATION; REMEDIES.
8.1    Survival. All representations, warranties, covenants and obligations in this Agreement, the Disclosure Schedules, any supplements to the Disclosure Schedules, the certificates delivered pursuant to Section 2.7 and any other certificate or document delivered pursuant to this Agreement shall survive the Closing and the consummation of the Contemplated Transactions, subject to Section 8.6. The waiver of any condition based upon the accuracy of any representation or warranty, or on the performance of or compliance with any covenant or obligation, will not affect the right to indemnification, reimbursement or other remedy based upon such representations, warranties, covenants and obligations.
8.2    Indemnification and Reimbursement by Sellers.
(a)    Subject to Section 8.4, Sellers shall jointly and severally indemnify and hold harmless Buyer and its Representatives, subsidiaries and Related Persons (collectively, the “Buyer Indemnified Persons”), and will reimburse the Buyer Indemnified Persons, for any loss, liability, claim, damage and expense (including costs of investigation and defense and reasonable attorneys’ fees and expenses), including any diminution of value, whether or not involving a Third-Party Claim (collectively, “Damages”), arising from or in connection with:
(i)    any Breach of any representation or warranty made by any Seller in this Agreement (without taking into account any supplement to the Disclosure Schedules), the Disclosure Schedules or any Local Country Purchase Agreement, certificate, document, writing or instrument delivered by such Seller pursuant to this Agreement;
(ii)    any Breach of any covenant or obligation of any Seller in this Agreement or in any Local Country Purchase Agreement, certificate, document, writing or instrument delivered by such Seller pursuant to this Agreement;
(iii)    any Liability arising out of the ownership or operation of the Acquired Assets or Business prior to the Effective Time other than the Assumed Liabilities;
(iv)    any Retained Liabilities;
(v)    any Excluded Assets;
(vi)    the litigation matters described on Schedule 8.2(a)(vi);
(vii)    any Liability related to or arising out of disputes with shareholders or option holders of any Seller, including, without limitation, any claim that GES is not, or is not entitled to be, the registered holder and beneficial owner of all issued and outstanding equity interests in GES Vietnam; and
(viii)    any Third-Party Claim based upon, resulting from or arising out of the business, operations, properties, assets or obligations of Sellers or for any such Seller, any of its Related Persons (other than the Acquired Assets or Assumed Liabilities), conducted, existing or arising on or prior to the Closing Date.
(b)    Notwithstanding any other provision of this Agreement to the contrary, with the exceptions only of the Fundamental Representations, fraud on the part of any Seller or the indemnification obligations of the Sellers specified in Sections 8.2(a)(iv), 8.2(a)(v), 8.2(a)(vi) and

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8.2(a)(vii), recovery from the Escrow Amount shall be the sole and exclusive remedy for the indemnification obligations of the Sellers under this Agreement.
8.3    Indemnification and Reimbursement by Buyer. Subject to Section 8.5 and 8.6, Buyer shall indemnify and hold harmless Sellers, their Representatives and Related Persons (collectively, the “Sellers Indemnified Persons”) and will reimburse Sellers Indemnified Persons, for any Damages arising from or in connection with:
(a)    any Breach of any representation or warranty made by Buyer or an Affiliate of Buyer in this Agreement or any Local Country Purchase Agreement or in any certificate, document, writing or instrument delivered by Buyer or an Affiliate of Buyer pursuant to this Agreement or any Local Country Purchase Agreement;
(b)    any Breach of any covenant or obligation of Buyer or an Affiliate of Buyer in this Agreement or any Local Country Purchase Agreement or in any other certificate, document, writing or instrument delivered by Buyer or an Affiliate of Buyer pursuant to this Agreement or any Local Country Purchase Agreement; or
(c)    any Assumed Liabilities.
8.4    Limitations on Amount – Sellers. Sellers shall have no liability (for indemnification or otherwise) with respect to claims under Section 8.2(a)(i) until the total of all Damages with respect to such matters exceeds Five Hundred Thousand Dollars ($250,000.00) (the “Deductible”), and then only for the amount of such Damages that exceeds the Deductible, up to an amount equal to the Escrow Amount (the “Cap”). However, the limitations in the preceding sentence will not apply to claims under or to matters arising in respect of Sections 3.1 (only as to due organization), 3.2 (enforceability; authority; no conflict), 3.3 (ownership of Sellers) (collectively, the “Sellers Fundamental Representations”), or fraud on the part of any Seller; provided, however, that in no event shall the aggregate of such claims and liabilities exceed the Purchase Price.
8.5    Limitations on Amount – Buyer. Buyer shall have no liability (for indemnification or otherwise) with respect to claims under Section 8.3(a) until the total of all Damages with respect to such matters exceeds the Deductible, and then only for the amount of such Damages that exceeds the Deductible, up to an amount equal to the Cap. However, the limitations in this Section 8.5 will not apply to claims under or to matters arising in respect of Sections 4.1 (only as to due organization) and 4.2 (authority; no conflict) (together with Sellers Fundamental Representations, the “Fundamental Representations”), or to any Breach of any of Buyer’s representations and warranties of which Buyer had knowledge at any time prior to the date on which such representation and warranty is made or any intentional Breach by Buyer of any covenant or obligation, and Buyer will be liable for all Damages with respect to such Breaches. In no event shall the aggregate of such liability or any other liability under Section 8.3 exceed the Purchase Price.
8.6    Time Limitations.
(a)    (i) No claim under Section 8.2(a)(i) or Section 8.3(a) shall be brought after the date that is twenty-four (24) months following the Closing Date, except for (A) claims arising out of the Fundamental Representations, which shall survive in perpetuity; (B) claims arising out of the representations and warranties set forth in Section 3.14 (Taxes), which shall survive until sixty (60) days following the expiration of the statute of limitations period (including all extensions thereof) applicable to the underlying subject matter being represented; and (C) claims of which Sellers has been notified with reasonable specificity by Buyer, or claims of which Buyer has been notified with reasonable specificity

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by Sellers, within the aforesaid survival period applicable to the underlying claim, (ii) no claim under Sections 8.2(a)(ii) through (iii) and (vi) through (viii) or Sections 8.3(b) and 8.3(c) shall be brought after the date that is twenty four (24) months following the Closing Date, and (iii) no claim under Sections 8.2(a)(iv) and (v) shall be brought after the date that is three (3) years following the Closing Date (as applicable, the “Survival Period”).
(b)    For greater clarity, nothing contained in the foregoing sentence shall prevent recovery under this Section 8 after the expiration of the Survival Period so long as the party making a claim or seeking recovery complies with the provisions of clause (i) and (ii) of the following sentence. No party shall have any claim or right of recovery for any Breach of a representation, warranty, covenant or agreement unless (i) written notice is given in good faith by that party to the other party of the Breach of the representation, warranty, covenant or agreement pursuant to which the claim is made or right of recovery is sought setting forth in reasonable detail the basis for the purported Breach, the amount or nature of the claim being made, if then ascertainable, and the general basis therefor and (ii) such notice is given prior to the expiration of the Survival Period applicable to the underlying claim.
8.7    Third-Party Claims.
(a)    In the event that subsequent to the Closing, any Person that is or may be entitled to indemnification under this Agreement (an “Indemnified Person”) either receives notice of the assertion of any claim, issuance of any Order or the commencement of any action or proceeding or otherwise learns of an assertion of a potential claim, Order or action by any Third Party (a “Third-Party Claim”), against such Indemnified Person, against which a Party to this Agreement is or may be required to provide indemnification under this Agreement (an “Indemnifying Person”), the Indemnified Person shall, as promptly as practicable, give written notice thereof together with a statement of any available information regarding such claim to the Indemnifying Person; provided, however, that the failure to notify the Indemnifying Person will not relieve the Indemnifying Person of any liability that it may have to any Indemnified Person, except to the extent that the Indemnifying Person demonstrates that the defense of such claim, order or action is prejudiced by the Indemnified Person’s failure to give such notice.
(b)    If any Third-Party Claim referred to in this Section 8 is brought against an Indemnified Person and such Indemnified Person gives notice to the Indemnifying Person of the commencement of such Third-Party Claim, the Indemnifying Person will be entitled to participate in the defense of such Third-Party Claim and, to the extent that it wishes (unless (i) the Indemnifying Person is also a party to such Third-Party Claim and the Indemnified Person determines in good faith that joint representation would be inappropriate, or (ii) the Indemnifying Person fails to provide, upon request, reasonable assurance to the Indemnified Person of its financial capacity to defend such Third-Party Claim and provide indemnification with respect to such Third-Party Claim), to assume the defense of such Third-Party Claim with counsel reasonably satisfactory to the Indemnified Person and, after written notice (a “Control Notice”) from the Indemnifying Person to the Indemnified Person of its election to assume the defense of such Third-Party Claim, the Indemnifying Person will not, as long as it diligently conducts such defense, be liable to the Indemnified Person under this Section 8 for any fees of other counsel or any other expenses with respect to the defense of such Third-Party Claim, in each case subsequently incurred by the Indemnified Person in connection with the defense of such Third-Party Claim, other than reasonable costs of investigation. The Indemnifying Person will have fourteen (14) calendar days from receipt of a notice of a Third-Party Claim from an Indemnified Person pursuant to Section 8.7(a) to assume the defense thereof. If the Indemnifying Person does not, or is not pursuant to the preceding two sentences permitted to, assume the defense of a proceeding, the Indemnified Person shall have the right to assume the defense and employ separate counsel to represent such Indemnified Person and the reasonable fees and expenses of such separate counsel shall be paid by such Indemnifying Person. If the Indemnifying Person assumes the defense of a Third-Party Claim, (i) it will be conclusively established

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for purposes of this Agreement that the claims made in that Third-Party Claim are within the scope of and subject to indemnification under this Section 8; (ii) no compromise or settlement of such claims may be effected by the Indemnifying Person without the Indemnified Party’s consent unless (A) there is no finding or admission of any violation of Legal Requirements by or any violation of the rights of any Person and no effect on any other claims that may be made against the Indemnified Person, and (B) the sole relief provided is monetary damages that are paid in full by the Indemnifying Person; and (iii) the Indemnified Person will have no liability with respect to any compromise or settlement of such claims effected without its consent. If notice is given to an Indemnifying Person of the commencement of any Third-Party Claim and the Indemnifying Person does not, within fourteen (14) calendar days after the Indemnified Person’s notice is given, deliver a Control Notice to the Indemnified Person of its election to assume the defense of such Third-Party Claim, the Indemnifying Person will be bound by any determination made in such Third-Party Claim or any compromise or settlement effected by the Indemnified Person.
(c)    Notwithstanding the foregoing, if an Indemnified Person determines in good faith that there is a reasonable probability that a Third-Party Claim may adversely affect it or its Related Persons other than as a result of monetary damages for which it would be entitled to indemnification under this Agreement, the Indemnified Person may, by notice to the Indemnifying Person, assume the exclusive right to defend, compromise, or settle such Third-Party Claim, but the Indemnifying Person will not be bound by any compromise or settlement effected without its consent (which may not be unreasonably withheld).
8.8    Procedures for Direct Claims. In the event any Indemnified Person should have a claim for indemnity against any Indemnifying Person that does not involve a Third-Party Claim, the Indemnified Person shall deliver notice of such claim with reasonable promptness to the Indemnifying Person. The failure by any Indemnified Person to so notify the Indemnifying Person shall not relieve the Indemnifying Person from any liability that it may have to such Indemnified Person with respect to any claim made pursuant to Sections 8.2 or 8.3 and in accordance with this Section 8.8, it being understood that notices for claims in respect of a breach of a representation or warranty must be delivered prior to the expiration of the survival period for such representation or warranty under Section 8.6. If the Indemnifying Person does not notify the Indemnified Person within sixty (60) calendar days following its receipt of such notice that the Indemnifying Person disputes its liability to the Indemnified Person under this Section 8, or the amount thereof, the claim specified by the Indemnified Person in such notice shall be conclusively deemed a liability of the Indemnifying Person under this Section 8, and the Indemnifying Person shall pay the amount of such liability to the Indemnified Person on demand or, in the case of any notice in which the amount of the claim (or any portion of the claim) is estimated, on such later date when the amount of such claim (or such portion of such claim) becomes finally determined. If the Indemnifying Person has timely disputed its liability with respect to such claim as provided above, or the amount thereof, the Indemnifying Person and the Indemnified Person shall resolve such dispute first by negotiation among Representatives of Buyer and Sellers and then by litigation, to the extent such dispute is not so resolved. Buyer may set off any amount to which it is entitled to under this Section 8 against amounts otherwise payable to Sellers after the Closing.
8.9    Calculation of Damages; Treatment of Indemnity Payments.
(a)    The amount of any Damages payable under this Section 8 by the Indemnifying Person shall be net of any amounts actually received by the Indemnified Person under applicable insurance policies or from any other Person alleged to be responsible therefore or pursuant to any indemnity, contribution or other similar payment by any Person with respect thereto, net of any expenses reasonably incurred in connection with the collection thereof, including deductibles and self-insured retentions or from any other source. If the Indemnified Person receives any amounts under applicable

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insurance policies, or from any other source, or a Person alleged to be responsible for any Damages, subsequent to an indemnification payment by the Indemnifying Person, then such Indemnified Person shall promptly reimburse the Indemnifying Person for any payment made or expense incurred by such Indemnifying Person in connection with providing such indemnification payment up to the amount received by the Indemnified Person, net of any expenses reasonably incurred by such Indemnified Person in collecting such amount (including deductibles and self-insured retentions). The Indemnified Person shall use reasonable efforts to collect any amounts available under such insurance coverage or from such other Person alleged to have responsibility therefor; provided, however, that (i) doing so is commercially reasonable and (ii) such obligation shall not be a condition to, or a limitation on, indemnification rights hereunder prior to making any claim for indemnification under this Section 8.
(b)    The Indemnifying Person shall not be liable under this Section 8 for any (i) Damages to the extent that the amount thereof, if any, was reflected in the calculation of the Adjustment Amount, as finally determined pursuant to Section 2.8, or (ii) Damages that are for punitive damages, except in the case of fraud and except to the extent such Damages were actually awarded, paid or incurred in a Third-Party Claim.
(c)    Solely for purposes of calculating the amount of Damages incurred arising out of or relating to any breach of a representation or warranty (and not for purposes of determining whether or not a breach has occurred), the references to “material” or “Material Adverse Effect” shall be disregarded.
(d)    The Indemnified Person shall take, and shall cause its respective Related Persons to take, all reasonable steps to mitigate and otherwise minimize their Damages to the maximum extent reasonably possible upon and after becoming aware of any event which would reasonably be expected to give rise to any Damages and an Indemnifying Person shall not be liable for any Damages to the extent that such Damages are attributable to the Indemnified Person’s failure to mitigate.
(e)    If the Indemnified Person receives any payment from an Indemnifying Person in respect of any Damages and the Indemnified Person could have recovered all or a part of such Damages from a third party based on the underlying claim asserted against the Indemnified Person, the Indemnified Person shall assign such of its rights to proceed against such third party as are necessary to permit the Indemnifying Person to recover from such third party the amount of such indemnification payment.
(f)    Any indemnity payment made under this Agreement shall be deemed to be, and each of Buyer and Sellers shall treat them, as adjustments to the Purchase Price for federal, state, local and all other Tax purposes.
8.10    No Double Recovery. Notwithstanding the fact that any party may have the right to assert claims for indemnification under or in respect of more than one provision of this Agreement or another agreement entered into in connection herewith in respect of any fact, event, condition or circumstance, no Indemnified Person shall be entitled to recover the amount of any Damages suffered by such Indemnified Person more than once under all such agreements in respect of such fact, event, condition or circumstance, and an Indemnifying Party shall not be liable for indemnification to the extent the Indemnified Person has otherwise been fully compensated on a dollar-for-dollar basis for such Damages pursuant to the Purchase Price adjustments under Section 2.8.
8.11    Exclusion of Other Remedies. Notwithstanding anything to the contrary in this Agreement or any Local Country Purchase Agreement, the Parties agree that, from and after the Closing, the sole and exclusive remedies of the Parties for any Damages based upon, arising out of or otherwise in respect of the matters set forth in this Agreement or any Local Country Purchase Agreement (including representations, warranties, covenants and agreements) and the transactions contemplated hereby,

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whether based in contract or tort, are the indemnification and reimbursement obligations of the Parties set forth in this Section 8. The provisions of this Section 8.11 shall not, however, prevent or limit a cause of action hereunder (a) with respect to fraud or (b) to obtain an injunction or injunctions to prevent breaches of this Agreement, to enforce specifically the terms and provisions hereof or to obtain other equitable remedies with respect hereto.
9.    TERMINATION
9.1    Termination Events. By notice given prior to or at the Closing, subject to Section 9.2, this Agreement may be terminated as follows:
(a)    by the mutual written consent of Buyer and Sellers’ Representative;
(b)    by Buyer, if there has been a material Breach by any Seller (through no fault of Buyer) of any covenant, representation or warranty contained in this Agreement which has prevented the satisfaction of any condition to the obligations of Buyer at the Closing and such Breach has not been waived by Buyer;
(c)    by Buyer if any of the conditions set forth in Section 6.2 or Section 6.3 shall not have been, or if it becomes apparent that any of such conditions will not be, fulfilled by July 30, 2018, unless such failure shall be due to the failure of Buyer to perform or comply with any of the covenants, agreements or conditions hereof to be performed or complied with by it prior to the Closing;
(d)    by Sellers’ Representative, if there has been a material Breach by Buyer (through no fault of Sellers) of any covenant, representation or warranty contained in this Agreement which has prevented the satisfaction of any condition to the obligations of Sellers at the Closing and such Breach has not been waived by Sellers’ Representative;
(e)    by Sellers’ Representative if any of the conditions set forth in Section 6.1 or Section 6.3 shall not have been, or if it becomes apparent that any of such conditions will not be, fulfilled by July 30, 2018, unless such failure shall be due to the failure of Buyer to perform or comply with any of the covenants, agreements or conditions hereof to be performed or complied with by it prior to the Closing;
(f)    by either Buyer or Sellers’ Representative if the Closing has not been consummated by July 30, 2018, provided that neither Buyer nor Sellers’ Representative shall be entitled to terminate this Agreement pursuant to this Section 9.1(f) if a willful Breach by Buyer or any Seller has prevented the consummation of the Contemplated Transactions; or
(g)    by either Buyer or Sellers’ Representative if a Local Country Purchase Agreement has not been entered into or delivered by the intended parties thereto on or prior to the respective date specified for such agreement pursuant to Section 7.14(a).
9.2    Effect of Termination. Each Party’s right of termination under Section 9.1 is in addition to any other rights it may have under this Agreement or otherwise, and the exercise of such right of termination will not be an election of remedies. If this Agreement is terminated pursuant to Section 9.1, each Local Country Purchase Agreement shall be automatically terminated and all obligations of the parties under this Agreement or under such Local Country Purchase Agreement will terminate, except (i) that the obligations of the parties in this Section 9.2 and Section 10 (except for those in Section 10.4) will survive and (ii) for the survival provisions under the relevant Local Country Purchase Agreement; provided, however, that, if this Agreement is terminated because of a Breach of this Agreement by the

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non-terminating Party or because one or more of the conditions to the terminating Party’s obligations under this Agreement and/or any Local Country Purchase Agreement is not satisfied as a result of the non-terminating Party’s failure to comply with its obligations under this Agreement and/or any Local Country Purchase Agreement, the terminating Party’s right to pursue all legal remedies will survive such termination unimpaired.
10.    GENERAL PROVISIONS.
10.1    Expenses. Except as otherwise provided in this Agreement, each Party will bear its respective fees and expenses incurred in connection with the preparation, negotiation, execution and performance of this Agreement and the Contemplated Transactions, including all fees and expense of its Representatives. Buyer will pay one-half and Sellers will pay one-half of the fees and expenses of the Escrow Agent under the Escrow Agreement. If this Agreement is terminated, the obligation of each Party to pay its own fees and expenses will be subject to any rights of such Party arising from a Breach of this Agreement by another Party.
10.2    Public Announcements. Sellers shall not, and shall not permit their Related Persons to, issue any press release or other public statements with respect to the Contemplated Transactions. Buyer and its Related Persons may issue, any press release or other public statements with respect to the Contemplated Transactions as its deems appropriate in its sole discretion including, without limitation (a) press releases issued or filings made by Buyer and/or its Related Persons, and (b) disclosures in satisfaction of, or otherwise required by, applicable Legal Requirements or securities exchange rules (including by making a public announcement through issuance of a press release, filing of a Current Report on Form 8-K or otherwise).
10.3    Notices. All notices, consents, waivers and other communications required or permitted by this Agreement shall be in writing and shall be deemed given to a party when (a) delivered to the appropriate address by hand or by nationally recognized overnight courier service (costs prepaid); (b) sent by facsimile or e-mail (to the facsimile numbers or e-mail addresses below or to such other facsimile number or e-mail address as a party may designate by notice to the other parties) with confirmation of transmission by the transmitting equipment; or (c) received or rejected by the addressee, if sent by certified mail, return receipt requested, in each case to the following addresses, and marked to the attention of the person (by name or title) designated below (or to such other address or person as a party may designate by notice to the other parties):

If to Buyer:	Kimball Electronics Indiana, Inc. 1205 Kimball Boulevard Jasper, Indiana 47546 Attention: John Kahle Telephone No.: (812) 634-4748 Facsimile No.: (812) 482-8060 E-mail: john.kahle@kimballelectronics.com

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with a copy to:
Squire Patton Boggs (US) LLP
221 E. Fourth Street, Suite 2900
Cincinnati, Ohio 45202
Attention: Stephen C. Mahon and Toby D. Merchant
Telephone No.: (513) 361-1200
Facsimile No.: (513) 361-1201
E-mail: stephen.mahon@squirepb.com
toby.merchant@squirepb.com

If to Sellers’ Representative:	GES Holdings, Inc. 5215 Hellyer Avenue, Suite #130 San Jose, CA 95138 Attention: James McCormick Telephone No.: (669) 234-1111 Facsimile No.: (669) 234-1099 E-mail: james@geservs.com
with a copy to:	Pillsbury Winthrop Shaw Pittman LLP 2550 Hanover Street Palo Alto, CA 94304-1115 Attention: Riaz Karamali Telephone No.: 650.233.4052 Facsimile No.: 650.233.4545
E-mail.: riaz.karamali@pillsburylaw.com
10.4    Enforcement of Agreement. Sellers acknowledge and agree that Buyer would be irreparably damaged if any of the provisions of this Agreement and/or any Local Country Purchase Agreement are not performed in accordance with their specific terms and that any Breach of this Agreement by Sellers could not be adequately compensated in all cases by monetary damages alone. Accordingly, in addition to any other right or remedy to which Buyer may be entitled, at law or in equity, it shall be entitled to enforce any provision of this Agreement and/or the relevant Local Country Purchase Agreement by a decree of specific performance and to temporary, preliminary and permanent injunctive relief to prevent Breaches or threatened Breaches of any of the provisions of this Agreement and/or any Local Country Purchase Agreement, without posting any bond or other undertaking.
10.5    Waiver; Remedies Cumulative. The rights and remedies of the parties to this Agreement are cumulative and not alternative. Neither any failure nor any delay by any party in exercising any right, power or privilege under this Agreement or any of the documents referred to in this Agreement will operate as a waiver of such right, power or privilege, and no single or partial exercise of any such right, power or privilege will preclude any other or further exercise of such right, power or privilege or the exercise of any other right, power or privilege. To the maximum extent permitted by applicable law, (a) no claim or right arising out of this Agreement or any of the documents referred to in this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party; (b) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and (c) no notice to or demand on one party will be deemed to be a waiver of any obligation of that party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the documents referred to in this Agreement.

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10.6    Entire Agreement. This Agreement supersedes all prior agreements, whether written or oral, between the parties with respect to its subject matter (including the letter of intent between Buyer and Sellers dated December 29, 2017) and constitutes (along with the Local Country Purchase Agreements, Disclosure Schedules, Exhibits and other documents delivered pursuant to this Agreement) a complete and exclusive statement of the terms of the agreement between the parties with respect to its subject matter.
10.7    Assignments, Successors and No Third-Party Rights. No party may assign any of its rights or delegate any of its obligations under this Agreement without the prior written consent of the other parties, except that Buyer may assign its rights hereunder, without consent of any other Party, for collateral security purposes to any lender or lenders providing financing to Buyer or any of its Related Persons in connection with the Contemplated Transactions. Subject to the preceding sentence, this Agreement will apply to, be binding in all respects upon and inure to the benefit of the successors and permitted assigns of the parties. Nothing expressed or referred to in this Agreement will be construed to give any Person other than the Parties any legal or equitable right, remedy or claim under or with respect to this Agreement or any provision of this Agreement, except such rights as shall inure to a successor or permitted assignee pursuant to this Section 10.7.
10.8    Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.
10.9    Construction. The headings of Sections or sub-Sections in this Agreement are provided for convenience only and will not affect its construction or interpretation. All references to “Sections” and “Schedules” refer to the corresponding Sections and Schedules of this Agreement and the Disclosure Schedules. The Parties acknowledge that they and their respective counsel have negotiated and drafted this Agreement jointly agree that no rule of strict construction shall be applied against any Person in the interpretation or construction of this Agreement.
10.10    Time of Essence. With regard to all dates and time periods set forth or referred to in this Agreement, time is of the essence.
10.11    Governing Law. All matters relating to the interpretation, construction, validity and enforcement of this Agreement shall be governed by and construed in accordance with the domestic laws of the State of Indiana without giving effect to any choice or conflict of law provision or rule (whether of the State of Indiana or any other jurisdiction) that would cause the application of laws of any jurisdiction other than the State of Indiana.
10.12    Alternative Dispute Resolution.
(a)    Pre-Mediation Negotiation. The parties shall first attempt to resolve any Dispute arising out of or relating to this Agreement by negotiation between executives who have authority to settle the Dispute, subject to the approval by either party’s Board of Directors if required. A "Dispute" shall mean any action, dispute, claim or controversy of any kind, whether in contract or tort, statutory or common law, legal or equitable, now existing or hereafter arising under, in connection with, or in any way relating to this Agreement.
(i)    Any party may give the other party written notice of any Dispute not resolved in the normal course of business (the “Notice”). Within 10 days after delivery of the Notice, the

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receiving party shall submit to the other a written response. The Notice and response shall include with reasonable detail a statement of the party’s position.
(ii)    Within 20 days after delivery of the Notice or earlier if agreed, the executives of both parties shall confer telephonically or meet at a mutually acceptable time and place. Unless otherwise agreed in writing by the parties, the above-described negotiation shall end at the close of said meeting (the “First Meeting”). Such closure shall not preclude continuing or later negotiations, if desired. All offers, promises, conduct and statements, whether oral or written, made in the course of said negotiation following the Notice by any of the parties, their agents, employees, experts and attorneys are confidential, privileged and inadmissible for any purpose, including impeachment, in arbitration or other proceeding involving the parties, provided that evidence that is otherwise admissible or discoverable shall not be rendered inadmissible or non-discoverable as a result of its use in the negotiation.
(iii)    At no time prior to the First Meeting shall either side initiate a mediation, arbitration or other legal proceeding related to any Dispute except to pursue a provisional remedy pursuant to Rule 2(c) of JAMS Comprehensive Arbitration Rules and Procedures (“JAMS Rules”), found at https://www.jamsadr.com/rules-comprehensive-arbitration/ or by agreement of the parties; however, this limitation is inapplicable to a party if the other party refuses to comply with the requirements of paragraphs (i) and (ii) above. All applicable statutes of limitation and defenses based upon the passage of time shall be tolled while the procedures specified in paragraphs (i) and (ii) above are pending and for 15 days thereafter. The parties will take such action, if any, required to effectuate such tolling.
(b)    Mediation. Subject to paragraph (a) above, the parties agree that any and all Disputes shall be submitted to JAMS, or its successor, for mediation in New York, New York, and if the matter is not resolved thereby, then it shall be submitted to JAMS, or its successor, for final and binding arbitration in New York, New York pursuant to paragraph (c) below.
(i)    Either party may commence mediation by providing to JAMS and the other party a written request for mediation, setting forth the subject of the Dispute and the relief requested.
(ii)    The parties will cooperate with JAMS and with one another in selecting a mediator from the JAMS panel of neutrals practicing in New York, NY and in scheduling the mediation proceedings. The parties agree that they will participate in the mediation in good faith and that they will share equally in its costs.
(iii)    All offers, promises, conduct and statements, whether oral or written, made in the course of the mediation by any of the parties, their agents, employees, experts and attorneys, and by the mediator or any JAMS employees, are confidential, privileged and inadmissible for any purpose, including impeachment, in any arbitration or other proceeding involving the parties, provided that evidence that is otherwise admissible or discoverable shall not be rendered inadmissible or non-discoverable as a result of its use in the mediation.
(iv)    Either party may initiate arbitration with respect to the matters submitted to mediation by filing a written demand for arbitration at any time following the initial mediation session or at any time following 45 days from the date of filing the written request for mediation, whichever occurs first (“Earliest Initiation Date”). The mediation may continue after the commencement of arbitration if the parties so desire.

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(v)    At no time prior to the Earliest Initiation Date shall either side initiate an arbitration or other legal proceeding arising out of or related to this Agreement except to pursue a provisional remedy that is authorized by JAMS Rules or by agreement of the parties. However, this limitation is inapplicable to a party if the other party refuses to comply with the requirements of Paragraph (ii) above.
(vi)    All applicable statutes of limitation and defenses based upon the passage of time shall be tolled until 15 days after the Earliest Initiation Date. The parties will take such action, if any, required to effectuate such tolling.
(c)    Arbitration. Subject to paragraphs (a) and (b) above, upon the demand of any party, any Dispute shall be resolved by binding arbitration in accordance with the terms of this section (c). Any party who fails or refuses to submit to arbitration following a lawful demand by any other party shall bear all costs and expenses incurred by such other party in compelling arbitration of any Dispute, and any party may, by summary proceedings, bring an action in court to compel arbitration of a Dispute against any other party that fails to comply with the provisions hereof. Each party shall pay its own costs and expenses of the arbitration proceeding and the cost of the arbitrator shall be divided equally between the parties.
(i)    Proceedings. Arbitration proceedings shall be administered by JAMS, or its successor. Arbitration shall be conducted in accordance with the JAMS Rules. If there is any inconsistency between the terms hereof and any such rules, the terms and procedures set forth herein shall control. All Disputes submitted to arbitration shall be resolved in accordance with the Federal Arbitration Act (Title 9 of the United States Code) except to the extent, if any, inconsistent with the terms hereof. The arbitration shall be conducted in New York City, New York at a location selected by JAMS or by the parties’ mutual agreement. All statutes of limitation applicable to any Dispute shall apply to any arbitration proceeding. All discovery activities shall be expressly limited to matters directly relevant to the Dispute being arbitrated. Judgment upon any award rendered in an arbitration may be entered in any court of competent jurisdiction.
(ii)    Arbitrator Qualifications and Powers; Awards. The arbitrator must be a retired judge of a state or federal court, with expertise in the substantive laws applicable to the subject matter of the Dispute. The arbitrator is empowered to resolve Disputes by summary rulings in response to motions filed prior to the final arbitration hearing. The arbitrator (i) shall resolve all Disputes in accordance with the substantive law of the State of Indiana, (ii) may grant any remedy or relief that a court of the State of Indiana could order or grant within the scope hereof and such ancillary relief as is necessary to make effective any award, and (iii) shall have the power to award recovery of all costs and fees, to impose sanctions and to take such other actions as the arbitrator deems necessary to the same extent a judge could pursuant to the Federal Rules of Civil Procedure, the state Rules of Civil Procedure or other applicable law. All Disputes shall be decided by a single arbitrator selected pursuant to JAMS Rules.
(d)    Arbitral Awards and Appeals. In any arbitral award, the arbitrator shall make specific, written findings of fact and conclusions of law. Notwithstanding any provision of the Federal Arbitration Act or other law, the parties agree to implement the JAMS Optional Arbitration Appeal Procedure (as it exists on the effective date of this Agreement) with respect to any final award in an arbitration arising out of or related to this Agreement.

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(e)    Damages. The arbitrator will have no authority to award punitive or other damages not measured by the prevailing party’s actual damages, except as may be required by statute. The arbitrator shall not award consequential damages in any arbitration initiated under this Section.
(f)    Miscellaneous. To the maximum extent practicable, JAMS, the arbitrator and the parties shall take all action required to conclude any arbitration proceeding within 180 days of the demand for arbitration of the Dispute with JAMS. No arbitrator or other party to an arbitration proceeding may disclose the existence, content or results thereof, except for disclosures of information by a party required in the ordinary course of its business or by applicable law or regulation. This arbitration provision shall survive termination, amendment or expiration of the Agreement or any relationship between the parties.
(g)    Confidentiality. All arbitration proceedings, including testimony or evidence at hearings, will be kept confidential, although any award or order rendered by the arbitrator(s) pursuant to the terms of this Agreement may be submitted to, and confirmed as a judgment or order by, any state, federal or other court of competent jurisdiction.
(h)    Enforcement. With respect to the enforcement within the United States of any arbitral award issued hereunder, enforcement shall be governed by the Federal Arbitration Act and, to the extent lawful, shall be commenced in one of the following courts first, any federal district court in New York, New York, or if such court’s jurisdiction is not available, any state court in New York, New York. The parties hereby consent to the jurisdiction of each of the foregoing court systems for proceedings brought in accordance with this Agreement. With respect to the enforcement outside the United States of any arbitral award issued hereunder, if any court of a foreign jurisdiction shall refuse, for any reason, to enforce the arbitral award pursuant to a final determination in such jurisdiction, after all appellate remedies have been exhausted, the parties shall return the Dispute to the arbitrator at JAMS who issued the award or, if such arbitrator is not available, then to a new arbitrator appointed pursuant to JAMS Rules, for the sole and exclusive purpose of resolving any defects or other issues in the award which have been identified by the foreign jurisdiction court as prohibiting enforcement in that jurisdiction. The parties shall meet-and-confer with themselves and with the arbitrator in establishing an expedited procedure for post-award briefings to the arbitrator to assist the arbitrator in addressing the pertinent issues, and the arbitration shall make such further findings of fact and conclusions or law, including without limitation to modify the language of the arbitral award, as the arbitrator deems appropriate in order to address the pertinent issues raised by the foreign jurisdiction court, whilst endeavoring to preserve the language, reasoning and substance of the original arbitral award to the maximum extent feasible.
(i)    Jury Trial and Appellate Waiver. EACH PARTY HERETO HEREBY WAIVES, TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, TRIAL BY JURY IN ANY LITIGATION IN ANY COURT WITH RESPECT TO ANY DISPUTE ARISING OUT OF OR RELATED TO THIS AGREEMENT, OR THE VALIDITY, PROTECTION, INTERPRETATION, COLLECTION OR ENFORCEMENT THEREOF, AND EACH PARTY VOLUNTARILY WAIVES RIGHTS TO APPEAL IN COURT.
10.13    Exhibits and Schedules. The Exhibits and Schedules referred to in this Agreement shall be construed with and as an integral part of this Agreement to the same extent as if the same had been set forth in their entirety herein. It is understood and agreed that the specification of any dollar amount in the representations and warranties contained in this Agreement or the inclusion of any specific item in the Exhibits or Schedules is not intended to imply that such amounts or higher or lower amounts, or the items so included or other items, are or are not material. All Schedules attached hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein.

Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions marked [***].

10.14    Amendments and Waivers. No amendment or waiver of any provision of this Agreement shall be valid unless the same shall be in writing and signed by the Parties. Neither the failure nor any delay by any Party in exercising any right, power or privilege under this Agreement will operate as a waiver of such right, power or privilege. No waiver of any provision hereunder or any breach or default thereof shall extend to or affect in any way any other provision or prior or subsequent breach or default.
10.15    Time Periods. Unless specified otherwise, any action required hereunder to be taken within a certain number of days shall be taken within that number of calendar days (and not Business Days); provided, however, that if the last day for taking such action falls on a weekend or bank holiday in the United States, the period during which such action may be taken shall be automatically extended to the next Business Day.
10.16    Execution of Agreement. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement. Any party may execute this Agreement by electronic signature (including facsimile or scanned email), and the other parties will be entitled to rely on such signature as conclusive evidence that this Agreement has been duly executed by such party.
10.17    Appointment of Sellers’ Representative. Each Seller does hereby irrevocably appoint the Sellers’ Representative as its true and lawful attorney-in-fact and agent, with full power of substitution or resubstitution, to act solely and exclusivity on behalf of such Seller with respect to any matters relating to this Agreement and any related agreements (such appointment being coupled with an interest and irrevocable). Buyer shall, to the extent it elects to rely on such actions, if any, taken or authorized by the Sellers’ Representative, be entitled to rely on all such actions as being the binding acts of any Seller.
11.    CONFIDENTIALITY.
11.1    Definition of Confidential Information.
(a)     As used in this Article 11, the term “Confidential Information” includes any and all of the following information of any Seller or Buyer that has been or may hereafter be disclosed in any form, whether in writing, orally, electronically or otherwise, or otherwise made available by observation, inspection or otherwise by either party (Buyer on the one hand or Sellers, collectively, on the other hand) or its Representatives (collectively, a “Disclosing Party”) to the other party or its Representatives (collectively, a “Receiving Party”):

(i)	all information that is a trade secret under applicable trade secret or other law;

(ii)
all information concerning product specifications, data, know-how, formulae, compositions, processes, designs, sketches, photographs, graphs, drawings, samples, inventions and ideas, past, current and planned research and development, current and planned manufacturing or distribution methods and processes, customer lists, current and anticipated customer requirements, price lists, market studies, business plans, computer hardware, Software and computer software and database technologies, systems, structures and architectures;

(iii)
all information concerning the business and affairs of the Disclosing Party (which includes historical and current financial statements, financial projections and budgets, tax returns and accountants’ materials, historical, current and projected sales, capital spending budgets and plans, business plans, strategic

Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions marked [***].

plans, marketing and advertising plans, publications, client and customer lists and files, contracts, the names and backgrounds of key personnel and personnel training techniques and materials, however documented), and all information obtained from review of the Disclosing Party’s documents or property or discussions with the Disclosing Party regardless of the form of the communication; and

(iv)
all notes, analyses, compilations, studies, summaries and other material prepared by the Receiving Party to the extent containing or based, in whole or in part, upon any information included in the foregoing.

(b)    Any trade secrets of a Disclosing Party shall also be entitled to all of the protections and benefits under applicable trade secret law and any other applicable law. If any information that a Disclosing Party deems to be a trade secret is found by a court of competent jurisdiction not to be a trade secret for purposes of this Article 11, such information shall still be considered Confidential Information of that Disclosing Party for purposes of this Article 11 to the extent included within the definition. In the case of trade secrets, each of Buyer and each Seller hereby waives any requirement that the other party submit proof of the economic value of any trade secret or post a bond or other security.
11.2    Restricted Use of Confidential Information.
(a)    Each Receiving Party acknowledges the confidential and proprietary nature of the Confidential Information of the Disclosing Party and agrees that such Confidential Information (i) shall be kept confidential by the Receiving Party; (ii) shall not be used for any reason or purpose other than to evaluate and consummate the Contemplated Transactions; and (iii) without limiting the foregoing, shall not be disclosed by the Receiving Party to any Person, except in each case as otherwise expressly permitted by the terms of this Agreement or with the prior written consent of an authorized representative of Seller with respect to Confidential Information of Seller or Shareholders (each, a “Seller Contact”) or an authorized representative of Buyer with respect to Confidential Information of Buyer (each, a “Buyer Contact”). Each of Buyer and Seller and Shareholders shall disclose the Confidential Information of the other party only to its Representatives who require such material for the purpose of evaluating the Contemplated Transactions and are informed by Buyer, Seller or Shareholders, as the case may be, of the obligations of this Article 11 with respect to such information. Buyer and each Seller shall (iv) enforce the terms of this Article 11 as to its respective Representatives; (v) take such action to the extent necessary to cause its Representatives to comply with the terms and conditions of this Article 11; and (vi) be responsible and liable for any breach of the provisions of this Article 11 by it or its Representatives.
(b)    From and after the Closing, subject to the provisions of Section 11.6, the provisions of Section 11.2(a) above shall not apply to or restrict in any manner Buyer’s use of any Confidential Information of the Sellers relating to any of the Assets or the Assumed Liabilities.
11.3    Exceptions. Section 11.2(a) does not apply to that part of the Confidential Information of a Disclosing Party that a Receiving Party demonstrates (a) was, is or becomes generally available to the public other than as a result of a breach by the Receiving Party or its Representatives of this Article 11 or that certain Nondisclosure Agreement dated August 7, 2017 between Global Equipment Services and Manufacturing, Inc. and Kimball Electronics, Inc.; (b) was or is developed by the Receiving Party independently of and without reference to any Confidential Information of the Disclosing Party; or (c) was, is or becomes available to the Receiving Party on a nonconfidential basis from a Third Party not bound by a confidentiality agreement or any legal, fiduciary or other obligation restricting disclosure. Neither Seller nor either Shareholder shall disclose any Confidential Information of Seller or

Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions marked [***].

Shareholders relating to any of the Assets or the Assumed Liabilities in reliance on the exceptions in clauses (b) or (c) above.

11.4    Legal Proceedings. If a Receiving Party becomes compelled in any Proceeding or is requested by a Governmental Body having regulatory jurisdiction over the Contemplated Transactions to make any disclosure that is prohibited or otherwise constrained by this Article 11, that Receiving Party shall provide the Disclosing Party with prompt notice of such compulsion or request so that it may seek an appropriate protective order or other appropriate remedy or waive compliance with the provisions of this Article 11. In the absence of a protective order or other remedy, the Receiving Party may disclose that portion (and only that portion) of the Confidential Information of the Disclosing Party that, based upon advice of the Receiving Party’s counsel, the Receiving Party is legally compelled to disclose or that has been requested by such Governmental Body, provided, however, that the Receiving Party shall use reasonable efforts to obtain reliable assurance that confidential treatment will be accorded by any Person to whom any Confidential Information is so disclosed. The provisions of this Section 11.4 do not apply to any Proceedings between the parties to this Agreement.
11.5    Return or Destruction of Confidential Information. If this Agreement is terminated, each Receiving Party shall (a) destroy all Confidential Information of the Disclosing Party prepared or generated by the Receiving Party without retaining a copy of any such material; (b) promptly deliver to the Disclosing Party all other Confidential Information of the Disclosing Party, together with all copies thereof, in the possession, custody or control of the Receiving Party or, alternatively, with the written consent of a Seller Contact or a Buyer Contact (whichever represents the Disclosing Party) destroy all such Confidential Information; and (c) certify all such destruction in writing to the Disclosing Party, provided, however, that the Receiving Party may retain a list that contains general descriptions of the information it has returned or destroyed to facilitate the resolution of any controversies after the Disclosing Party’s Confidential Information is returned.
11.6    Attorney-Client Privilege. The Disclosing Party is not waiving, and will not be deemed to have waived or diminished, any of its attorney work product protections, attorney-client privileges or similar protections and privileges as a result of disclosing its Confidential Information (including Confidential Information related to pending or threatened litigation) to the Receiving Party, regardless of whether the Disclosing Party has asserted, or is or may be entitled to assert, such privileges and protections. The parties (a) share a common legal and commercial interest in all of the Disclosing Party’s Confidential Information that is subject to such privileges and protections; (b) are or may become joint defendants in Proceedings to which the Disclosing Party’s Confidential Information covered by such protections and privileges relates; (c) intend that such privileges and protections remain intact should either party become subject to any actual or threatened Proceeding to which the Disclosing Party’s Confidential Information covered by such protections and privileges relates; and (d) intend that after the Closing the Receiving Party shall have the right to assert such protections and privileges. No Receiving Party shall admit, claim or contend, in Proceedings involving either party or otherwise, that any Disclosing Party waived any of its attorney work-product protections, attorney-client privileges or similar protections and privileges with respect to any information, documents or other material not disclosed to a Receiving Party due to the Disclosing Party disclosing its Confidential Information (including Confidential Information related to pending or threatened litigation) to the Receiving Party.
[Signature page immediately follows.]

Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions marked [***].

IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first written above.

SELLERS:
GES Holdings, Inc., a California corporation		Global Equipment Services and Manufacturing (Suzhou) Co., Ltd., a limited liability company registered under the laws of China

By:	/s/ Don Tran	By:	/s/ Seo Ping Ng
Name: Title:	Don Tran CEO	Name: Title:	Seo Ping Ng CEO/President Asia Pacific

Global Equipment Services and Manufacturing, Inc., a California Corporation		Suzhou Global Equipment Services and Trading Co., Ltd., a limited liability company registered under the laws of China

By:	/s/ Don Tran	By:	/s/ Seo Ping Ng
Name: Title:	Don Tran CEO	Name: Title:	Seo Ping Ng CEO/President Asia Pacific

GES Japan KK, a kabushiki kaisha registered under the laws of Japan		GES Infotek Pvt. Ltd., a private limited company registered under the laws of India

By:	/s/ Gautam Shankar	By:	/s/ Gautam Shankar
Name: Title:	Gautam Shankar CEO	Name: Title:	Gautam Shankar CEO

SELLERS’ REPRESENTATIVE:
GES Holdings, Inc., a California corporation

By:	/s/ Don Tran
Name: Title:	Don Tran CEO

[Signature Page to Asset Purchase Agreement]

Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions marked [***].

BUYER:

Kimball Electronics Indiana, Inc., an Indiana corporation

By:	/s/ Donald D. Charron
Name: Title:	Donald D. Charron Chairman of the Board, Chief Executive Officer

[Signature Page to Asset Purchase Agreement]